                                                                    EXHIBIT 10.1

                           ASSET EXCHANGE AGREEMENT

                                 BY AND AMONG

            COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.,

                        MULTIMEDIA ENTERTAINMENT, INC.,

                         WZZM ARGYLE TELEVISION, INC.,

                     GRAND RAPIDS ARGYLE TELEVISION, INC.

                         WGRZ ARGYLE TELEVISION, INC.

                                      AND

                        BUFFALO ARGYLE TELEVISION, INC.

                           Dated:  November 20, 1996

                               TABLE OF CONTENTS

                                                                              PAGE NO.
                                                                              --------
ARTICLE I.  EXCHANGE OF ARGYLE TV STATIONS ASSETS

     1.1    Transfer of Argyle TV Stations Assets............................     3
     1.2    Excluded Argyle TV Stations Assets...............................     4
     1.3    Liabilities......................................................     5

ARTICLE II.  EXCHANGE OF GANNETT TV STATIONS ASSETS

     2.1    Transfer of Gannett TV Stations Assets...........................     6
     2.2    Excluded Gannett TV Stations Assets..............................     7
     2.3    Liabilities......................................................     8

ARTICLE III.  CONSIDERATION

     3.1    Consideration....................................................     8
     3.2    Tax Allocations..................................................    10
     3.3    Prorations.......................................................    11

ARTICLE IV.  THE CLOSING

     4.1    Time and Place of Closing........................................    13
     4.2    Deliveries by Argyle.............................................    13
     4.3    Deliveries by Gannett............................................    14

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF ARGYLE

     5.1    Organization; Qualification......................................    15
     5.2    Authority Relative to this Agreement.............................    15
     5.3    Financial Schedules..............................................    16
     5.4    Business Since the Argyle Balance Sheet Date.....................    16
     5.5    No Defaults......................................................    17
     5.6    Undisclosed Liabilities..........................................    17
     5.7    Licenses and Authorizations......................................    18
     5.8    Compliance with FCC Regulations..................................    20
     5.9    Qualification as a Broadcast Licensee............................    20
     5.10   Condition and Adequacy of the Argyle TV Stations Assets..........    20
     5.11   Contracts and Arrangements.......................................    20
     5.12   Title............................................................    22
     5.13   Call Letters; Trademarks.........................................    24
     5.14   Litigation and Compliance with Laws............................      25
     5.15   Employees........................................................    26
     5.16   Taxes............................................................    26
     5.17   Instruments of Conveyance; Good Title............................    28
     5.18   Changes..........................................................    28
     5.19   Brokers..........................................................    28
     5.20   Environmental....................................................    28
     5.21   No Untrue Statement..............................................    30

                                      (i)

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF GANNETT

     6.1    Organization; Qualification..................................... 30
     6.2    Authority Relative to this Agreement............................ 30
     6.3    Financial Schedules............................................. 31
     6.4    Business Since the Gannett Balance Sheet Date................... 32
     6.5    No Defaults..................................................... 32
     6.6    Undisclosed Liabilities......................................... 33
     6.7    Licenses and Authorizations..................................... 33
     6.8    Compliance with FCC Regulations................................. 35
     6.9    Qualification as a  Broadcast Licensee.......................... 35
     6.10   Condition and Adequacy of the Gannett TV Station Assets......... 35
     6.11   Contracts and Arrangements...................................... 36
     6.12   Title........................................................... 38
     6.13   Call Letters; Trademarks........................................ 39
     6.14   Litigation and Compliance with Laws............................. 40
     6.15   Employees....................................................... 41
     6.16   Taxes........................................................... 42
     6.17   Instruments of Conveyance; Good Title........................... 43
     6.18   Changes......................................................... 43
     6.19   Brokers......................................................... 43
     6.20   Environmental................................................... 44
     6.21   No Untrue Statement............................................. 45

ARTICLE VII.  MUTUAL COVENANTS OF ARGYLE AND GANNETT PENDING THE
     CLOSING DATE

     7.1    Maintenance of Business......................................... 45
     7.2    Organization.................................................... 47
     7.3    Access to Facilities, Files and Records......................... 47
     7.4    Representations and Warranties.................................. 48
     7.5    Corporate Action................................................ 48
     7.6    Applications for FCC Consent.................................... 48
     7.7    Consents........................................................ 49
     7.8    Confidential Information........................................ 50
     7.9    Consummation of Agreement....................................... 51
     7.10   Notice of Proceedings........................................... 51
     7.11   Hart-Scott-Rodino Act........................................... 51
     7.12   Interim Financial Statements.................................... 52

ARTICLE VIII.  CONDITIONS TO THE OBLIGATIONS OF ARGYLE

     8.1    Representations, Warranties, Covenants.......................... 52
     8.2    Proceedings..................................................... 53
     8.3    FCC Authorizations.............................................. 54
     8.4    Hart-Scott-Rodino............................................... 54
     8.5    Opinion of Counsel.............................................. 54
     8.6    Argyle's Board Approval......................................... 54
     8.7    Damage to the Gannett TV Stations Assets........................ 55
     8.8    Completion of Due Diligence..................................... 55

                                     (ii)

ARTICLE IX.  CONDITIONS TO THE OBLIGATIONS OF GANNETT

     9.1    Representations, Warranties, Covenants.......................... 57
     9.2    Proceedings..................................................... 58
     9.3    FCC Authorizations.............................................. 59
     9.4    Hart-Scott-Rodino............................................... 60
     9.5    Opinion of Counsel.............................................. 60
     9.6    Gannett Board Approval.......................................... 60
     9.7    Damage to the Argyle TV Stations Assets......................... 60
     9.8    Completion of Due Diligence..................................... 61

ARTICLE X.  INDEMNIFICATION

     10.1   Survival; Limitations........................................... 63
     10.2   Indemnification of Gannett...................................... 64
     10.3   Indemnification of Argyle....................................... 65
     10.4   Notice of Claims................................................ 66
     10.5   Defense of Third Party Claims................................... 67

ARTICLE XI.  TERMINATION RIGHTS

     11.1   Abandonment of Agreement........................................ 68
     11.2   Liabilities Upon Abandonment.................................... 69
     11.3   Unwind.......................................................... 69

ARTICLE XII.  MISCELLANEOUS PROVISIONS

     12.1   Expenses........................................................ 70
     12.2   Environmental Studies........................................... 70
     12.3   Employees and Employee Benefits................................. 71
     12.4   Accounts Receivable............................................. 77
     12.5   Further Assurances.............................................. 79
     12.6   Schedules....................................................... 80
     12.7   Waiver of Compliance............................................ 81
     12.8   Notices......................................................... 81
     12.9   Assignment...................................................... 82
     12.10  Governing Law................................................... 82
     12.11  Bulk Sales Law.................................................. 82
     12.12  Control of the Stations......................................... 83
     12.13  Public Announcements............................................ 83
     12.14  Entire Agreement; Amendments.................................... 83

                                     (iii)

SCHEDULES
---------
Schedule 1.1     Argyle TV Stations Tangible Personal Property
Schedule 2.1     Gannett TV Stations Tangible Personal Property
Schedule 3.2 Appraisal Value of Argyle TV Stations Assets and Gannett TV Stations Assets
Schedule 5.7     Argyle TV Stations FCC Authorizations
Schedule 5.11    Argyle TV Stations Contracts
Schedule 5.12    Argyle TV Stations Owned Real Property
Schedule 5.13    Argyle TV Stations Rights
Schedule 5.14    Argyle TV Stations Litigation and Compliance with Laws
Schedule 5.15 Argyle TV Stations Employees; Salaries; Collective Bargaining Agreements
Schedule 5.18    Changes Since Argyle Balance Sheet Date
Schedule 6.7     Gannett TV Stations FCC Authorizations
Schedule 6.11    Gannett TV Stations Contracts
Schedule 6.12    Gannett TV Stations Owned Real Property
Schedule 6.13    Gannett TV Stations Rights
Schedule 6.14    Gannett TV Stations Litigation and Compliance with Laws
Schedule 6.15 Gannett TV Stations Employees; Salaries; Collective Bargaining Agreements
Schedule 6.18    Changes Since Gannett Balance Sheet Date

                                     (iv)

                           ASSET EXCHANGE AGREEMENT

     This ASSET EXCHANGE AGREEMENT ("Agreement") is dated as of November 20, 1996, and is by and among Combined Communications Corporation of Oklahoma, Inc. ("Combined"), an Oklahoma corporation having its principal place of business in Arlington, Virginia, Multimedia Entertainment, Inc. ("Multimedia"), a South Carolina corporation having its principal place of business in Arlington, Virginia (Combined and Multimedia are sometimes individually referred to herein as a "Gannett Party" and collectively referred to herein as "Gannett" or the "Gannett Parties"), and WZZM Argyle Television, Inc. ("WZZM Argyle"), a Nevada corporation having its principal place of business in Reno, Nevada, Grand Rapids Argyle Television, Inc. ("Grand Rapids Argyle"), a Delaware corporation having its principal place of business in Grand Rapids, Michigan, WGRZ Argyle Television, Inc. ("WGRZ Argyle"), a Nevada corporation having its principal place of business in Reno, Nevada, and Buffalo Argyle Television, Inc. ("Buffalo Argyle"), a Delaware corporation having its principal place of business in Buffalo, New York (WZZM Argyle, Grand Rapids Argyle, WGRZ Argyle and Buffalo Argyle are sometimes individually referred to herein as an "Argyle Party" and collectively referred to herein as "Argyle" or the "Argyle Parties"). The Gannett Parties are wholly-owned indirect subsidiaries of Gannett Co., Inc., a Delaware corporation ("Gannett Parent") and the Argyle Parties are wholly-owned direct or indirect subsidiaries of Argyle Television, Inc., a Delaware corporation ("Argyle Parent").

     A. Combined is the licensee of and owns and operates television broadcast station KOCO-TV in Oklahoma City, Oklahoma and Multimedia is the licensee of and owns and operates television broadcast station WLWT-TV in Cincinnati, Ohio (collectively the "Gannett TV Stations") pursuant to licenses, permits and other authorizations ("Gannett TV Station FCC Authorizations") issued by the Federal Communications Commission (the "FCC").

     B. WZZM Argyle is the licensee of and Grand Rapids Argyle owns and operates television broadcast station WZZM-TV in Grand Rapids, Michigan, and WGRZ Argyle is the licensee of and Buffalo Argyle owns and operates television broadcast station WGRZ-TV in Buffalo, New York (collectively the "Argyle TV Stations") pursuant to licenses, permits and other authorizations ("Argyle TV Station FCC Authorizations") issued by the FCC. The Argyle TV Station FCC Authorizations and the Gannett TV Station FCC Authorizations are sometimes collectively referred to herein as the "FCC Authorizations".

     C. Gannett and Argyle desire to exchange ownership of the Gannett TV Stations and the Argyle TV Stations, respectively (collectively referred to as the "Stations") and their related assets, in a like-kind exchange pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") under the terms and conditions set forth below.

     Based upon the representations and warranties made by Gannett and Argyle to each other in this Agreement, the parties agree to consummate the exchange of the Argyle TV Stations Assets and the Gannett TV Stations Assets (as those terms are defined in Sections 1.1 and 2.1 below, respectively) on the terms contained herein.

     ARTICLE I.  Exchange of Argyle TV Stations Assets
     ----------  -------------------------------------

     1.1  Transfer of Argyle TV Stations Assets. Upon the terms and subject to
          -------------------------------------
the conditions of this Agreement, on the Closing Date (as defined in Section 4.1 hereof) Argyle will exchange, assign, transfer, convey or cause to be conveyed, and deliver to Gannett, and Gannett will acquire and accept from Argyle, the assets and properties, tangible or intangible, of every kind and description used or held for use by Argyle in connection with the business and operation of the Argyle TV Stations (all such assets being referred to herein as the "Argyle TV Stations Assets"), but excluding the Excluded Argyle TV Stations Assets described in Section 1.2 below. The Argyle TV Stations Assets include, but are not limited to, the following:

          (a) All of Argyle's tangible personal property, assets and equipment used or held for use in connection with the business and operation of the Argyle TV Stations, including those listed in
               Schedule 1.1, including any replacements and less any retirements
               ------------
               or dispositions thereof in the ordinary course of business before the Closing Date;

          (b) All real property owned by Argyle and used or held for use primarily in connection with the business and operation of the Argyle TV Stations as listed in Schedule 5.12;
                                               -------------

          (c) All contracts, agreements and similar documents that relate to the operation of the Argyle TV Stations, including, but not limited to, trade or barter agreements (but excluding "bill payer" trade agreements), programming and talent agreements, together with all orders and agreements for the sale of advertising relating to the Argyle TV Stations, including those described in Schedule 5.11 hereto;
                            -------------

          (d) All of Argyle's right, title and interest in and to all licenses and other governmental authorizations related to the Argyle TV Stations, including the Argyle TV Stations FCC Authorizations, and all applications therefor, together with any renewals, extensions or modifications thereof, including, those listed in
               Schedule 5.7;
               ------------

          (e) All intangible rights and interests issued to or owned by Argyle and used in connection with the operation of the Argyle TV Stations as described in Sections 5.7 and 5.13 below, including those listed on Schedule 5.7 and Schedule 5.13 hereto; and
                               ------------     -------------

          (f) All files and other records (including FCC records) of Argyle relating to the operation of the Argyle TV Stations (other than duplicate copies of such files and records that are maintained in the offices of Argyle's affiliates).

     1.2  Excluded Argyle TV Stations Assets. The following assets relating to
          ----------------------------------
the business and operation of the Argyle TV Stations shall be retained by Argyle and shall not be exchanged, assigned or transferred to Gannett (the "Excluded Argyle TV Stations Assets"):

          (a) All assets of Argyle not used or held for use primarily in connection with the Argyle TV Stations;

          (b) Claims by Argyle with respect to the Excluded Argyle TV Stations Assets and liabilities not assumed by Gannett, including without limitation claims for tax refunds and counterclaims with respect to obligations and liabilities not being assumed by Gannett hereunder;

          (c)  All contracts of insurance;

          (d) All of Argyle's accounts receivable arising out of Argyle's operation of the Argyle TV Stations;

          (e)  All employee benefit plans of any nature and their assets;

          (f)  Cash on hand and in banks and other cash items;

          (g) All right, title and interest in the name "Argyle" or any derivatives thereof; and

          (h) All tangible personal property of Argyle disposed of or consumed in the ordinary course of the operation of the Argyle TV Stations as permitted under Section 7.1 below or with the consent of Gannett between the date of this Agreement and the Closing Date.

     1.3  Liabilities.  The Argyle TV Stations Assets shall be exchanged,
          -----------
transferred and conveyed to Gannett free and clear of all liabilities, liens, security interests and encumbrances of any kind, except for liens for property taxes not yet due and payable and except for those liens listed on Schedules 1.1
                                                                   -------------
and 5.12 hereto.  Gannett shall assume and undertake to perform the obligations
--------
of Argyle to be performed on or after the Closing Date under the agreements referred to in Section 1.1(c) above but Gannett does not assume and will not be liable for any other liability, obligation, claim, lien, security interest or encumbrance of Argyle or the Argyle TV Stations.

     ARTICLE II.  Exchange of Gannett TV Stations Assets
     -----------  --------------------------------------

     2.1  Transfer of Gannett TV Stations Assets.  Upon the terms and subject to
          --------------------------------------
the conditions of this Agreement, on the Closing Date (as defined in Section 4.1 hereof) Gannett will exchange, assign, transfer, convey or cause to be conveyed, and deliver to Argyle, and Argyle will acquire and accept from Gannett, the assets and properties, tangible or intangible, of every kind and description used or held for use by Gannett in connection with the business and operation of the Gannett TV Stations (all such assets being referred to herein as the "Gannett TV Stations Assets"), but excluding the Excluded Gannett TV Stations Assets described in Section 2.2 below. The Gannett TV Stations Assets include, but not to be limited to, the following:

          (a) All of Gannett's tangible personal property, assets and equipment used or held for use in connection with the business and operation of the Gannett TV Stations, including those listed in
               Schedule 2.1 hereto, including any replacements and less any
               ------------
               retirements or dispositions thereof in the ordinary course of business before the Closing Date;

          (b) All real property owned by Gannett and used or held for use primarily in connection with the business and operations of the Gannett TV Stations as listed in Schedule 6.12;
                                                -------------

          (c) All contracts, agreements and similar documents that relate to the operation of the Gannett TV Stations, including, but not limited to, trade or barter agreements (but excluding "bill payer" trade agreements), programming and talent agreements, together with all orders and agreements for the sale of advertising relating to the Gannett TV Stations, including those described in Schedule 6.11 hereto;
                            -------------

          (d) All of Gannett's right, title and interest in and to all licenses and other governmental authorizations related to the Gannett TV Stations, including the Gannett TV Stations FCC Authorizations, and all applications therefor, together with any renewals, extensions or modifications thereof including those listed in
               Schedule 6.7;
               ------------

          (e) All intangible rights and interests to or owned by Gannett and used in connection with the operation of the Gannett TV Stations as described in Sections 6.7 and 6.13 below, including those listed on Schedule 6.7 and Schedule 6.13 hereto; and
                         -------------    -------------

          (f) All files and other records (including FCC records) of Gannett relating to the operation of the Gannett TV Stations (other than duplicate copies of such files and records that are maintained in the offices of Gannett's affiliates).

     2.2  Excluded Gannett TV Stations Assets.  The following assets relating to
          -----------------------------------
the business and operation of the Gannett TV Stations shall be retained by Gannett and shall not be exchanged, assigned or transferred to Argyle (the "Excluded Gannett TV Stations Assets"):

          (a) All assets of Gannett not used or held for use primarily in connection with the Gannett TV Stations;

          (b) Claims by Gannett with respect to the Excluded Gannett TV Stations Assets and liabilities not assumed by Argyle, including without limitation claims for tax refunds and counterclaims with respect to obligations and liabilities not being assumed by Argyle hereunder;

          (c)  All contracts of insurance;

          (d) All of Gannett's accounts receivable arising out of Gannett's operation of the Gannett TV Stations;

          (e)  All employee benefit plans of any nature and their assets;

          (f)  Cash on hand and in banks and other cash items;

          (g) All right, title and interest in the name "Gannett", "Multimedia" or "Combined Communications Corporation" or any derivatives thereof; and

          (h) All tangible personal property of Gannett disposed of or consumed in the ordinary course of the operation of the Gannett TV Stations as permitted under Section 8.1 below or with the consent of Argyle between the date of this Agreement and the Closing Date.

     2.3  Liabilities.  The Gannett TV Stations Assets shall be transferred and
          -----------
conveyed to Argyle free and clear of all liabilities, liens, security interests and encumbrances, of any kind except for liens for property taxes not yet due and payable and except for those liens listed on Schedules 2.1 and 6.12 hereto.
                                                 ----------------------
Argyle shall assume and undertake to perform the obligations of Gannett to be performed on or after the Closing Date under the agreements referred to in
Section 2.1(c) above but Argyle does not assume and will not be liable for any liability, obligation, claim, lien, security interest or encumbrance of Gannett or the Gannett TV Stations.

     Article III.  Consideration.
     ------------  -------------

     3.1  Consideration.  (a)  In exchange for the Argyle TV Stations Assets and
          -------------
the assumption of certain obligations of Argyle pursuant to Section 1.3 above, Gannett shall, subject to Article IX below, at the Closing, deliver to Argyle the Gannett TV Stations Assets.

          (b) In exchange for the Gannett TV Stations Assets and the assumption of certain obligations of Gannett pursuant to Section 2.3 above, Argyle shall, subject to Article VIII below, at the Closing, deliver to Gannett the Argyle TV Stations Assets, and Twenty Million Dollars ($20,000,000) in cash (the "Boot").

          (c) (i) At the written request(s) of Gannett delivered at any time between the date hereof and the date that is 45 days after the Closing Date, and with Argyle's written consent, which shall not be unreasonably withheld, Argyle shall cause WGRZ-TV and/or WZZM-TV (as specified by Gannett) to purchase assets or pay film liabilities specified by Gannett with amounts up to $20,000,000 that would otherwise be included in Boot. Argyle will deliver title to any assets so purchased to Gannett on the Closing Date or, if the assets are purchased by Argyle after the Closing Date, then no later than two business days after Argyle's purchase.

               (ii) Argyle shall deliver to Gannett copies of all purchase orders and all other related documentation and shall use its best efforts to deliver title to all assets purchased pursuant to Section 3.1(c)(i) no later than 180 days after the Closing Date.

               (iii) Assets purchased pursuant to Section 3.1(c)(i) shall be included in the Argyle TV Stations Assets.

               (iv) The amount of Boot shall be reduced by the amounts paid by WGRZ-TV or WZZM-TV to third parties for film liabilities on or before the Closing Date and for assets specified by Gannett under Section 3.1(c)(i) and delivered by Argyle at the Closing. The amount of Boot as so reduced shall be deposited by Argyle on the Closing Date in a mutually agreeable escrow account that qualifies as a "qualified escrow account" under Treasury Regulations
(S)1.1031(k)-1(g)(3). Under the terms of the escrow agreement to be negotiated in good faith by Gannett and Argyle, (A) Argyle will have the right to withdraw funds from the escrow account to pay the purchase price of assets specified by Gannett pursuant to Section 3.1(c)(i), and (B) Gannett will have the right to receive, on the 181st day following the Closing Date, any remaining balance in the escrow account. At the option of Gannett, the parties shall use a "qualified intermediary" or a "qualified trust" as defined in the Treasury Regulations under (S)1031 instead of a qualified escrow account. Argyle shall have no obligation to purchase assets or pay film liabilities pursuant to this Section 3.1(c) in excess of $20,000,000.

     3.2  Tax Allocations.  Prior to the Closing Gannett and Argyle shall
          ---------------
allocate the Gannett TV Stations Assets and the Argyle TV Stations Assets among exchange groups and, if applicable, a residual group as provided in Treasury Regulations (S)1.1031(j)-1 and assign fair market values to each of the Gannett TV Stations Assets and the Argyle TV Stations

Assets. For the purpose of such allocation, the Gannett TV Stations Assets and Argyle TV Stations Assets shall include but not be limited to all tangible personal property, real property and intangible property, including assets purchased pursuant to Section 3.1(c). The fair market values of such assets will be based on an appraisal of the assets by the valuation firm of Bond and Pecaro, whose fees shall be paid equally by Gannett and Argyle. The allocation of such assets among exchange groups and, if applicable, a residual group and the assignment of fair market values to such assets shall be included on
Schedule 3.2, which shall be attached to this Agreement on or prior to the
------------
Closing Date. The parties agree not to voluntarily take any position inconsistent with Schedule 3.2 and will prepare and file all returns and reports
                  ------------
relating to the exchanges contemplated by this Agreement, including all federal, state and local income tax returns, in a manner which is consistent with
Schedule 3.2.
------------

     3.3  Prorations.  (a) Prior to the Closing Date.  Argyle shall be entitled
          ----------       -------------------------
to all income earned and be responsible for all expenses incurred in connection with the business and operation of the Argyle TV Stations prior to the Closing Date and in connection with the business and operation of the Gannett TV Stations on or subsequent to the Closing Date. Gannett shall be entitled to all income earned and be responsible for all expenses incurred in connection with the business and operation of the Gannett TV Stations prior to the

Closing Date, and in connection with the business or operation of the Argyle TV Stations on or subsequent to the Closing Date. Items to be prorated hereunder shall include, without limitation, power and utility charges, personal property taxes and real property taxes, sick and vacation pay, wages, film payments, license fees, lease payments, and the aggregate net value of trade or barter agreements (other than "bill payer" trade agreements), and shall be prorated based on the number of calendar days remaining in the relevant current payment period in which the Closing Date occurs.

          (b)  Time for Payment.  The proration and adjustments provided for in
               ----------------
this Section 3.3, to the extent practicable, shall be made on the Closing Date, and the party owing any net amount shall pay that amount on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within 90 days of the Closing Date, and payment shall be made at that time.

          (c)  Dispute Resolution.  In the event of any disputes between Gannett
               ------------------
and Argyle as to such prorations, the amounts not in dispute shall nonetheless be paid at the time provided in subsection (b) above, and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties whose determination shall be final, and the fees and expenses of such accountant shall be borne equally by Argyle and Gannett.

     ARTICLE IV.  The Closing
     ----------   -----------

     4.1  Time and Place of Closing.  The closing (the "Closing") of the
          -------------------------
exchange of the Argyle TV Stations Assets and the Gannett TV Stations Assets shall be held in the offices of Gannett at 1100 Wilson Boulevard, Arlington, Virginia 22234 at 10:00 a.m. (a) two (2) business days after the FCC consents to the assignment of the FCC Authorizations contemplated herein have become effective, or (b) such other time and place as shall be mutually agreed upon by the parties (the "Closing Date").

     4.2  Deliveries by Argyle.  At the Closing, Argyle will deliver to Gannett
          --------------------
the following:

          (a) Bills of sale, deeds, assignments and other instruments of transfer and conveyance transferring and assigning the Argyle TV Stations Assets to Gannett, in form and substance satisfactory to the parties, each in form and substance reasonably acceptable to Gannett;

          (b) Consents to assignment from third parties relating to the Material Argyle TV Stations Contracts listed on Schedule 5.11
                                                               -------------
               hereto, as well as any other consents obtained by Argyle;

          (c) Opinions of Locke Purnell Rain Harrell, Argyle's corporate counsel, and Wiley, Rein & Fielding, Argyle's FCC counsel, each in form and substance reasonably acceptable to Gannett;

          (d) An assumption agreement pursuant to which Argyle shall assume Gannett's liabilities and obligations as provided in Section 2.3 hereof in form and substance reasonably acceptable to Gannett;

          (e) Certificate, dated the Closing Date, of the Secretary of each Argyle Party and Argyle Television, Inc. as to resolutions of the Board of Directors of each Argyle Party and Argyle

               Television, Inc. relating to this Agreement and the transactions contemplated hereby, each in form and substance reasonably acceptable to Gannett;

          (f) Certificate of an officer of each Argyle Party certifying the fulfillment of the conditions set forth in Sections 9.1(a) and 9.1(b) below, each in form and substance reasonably acceptable to Gannett;

          (g) Funds equal to the Boot (to the extent not reduced pursuant to Section 3.1(c); and

          (h)  Additional material as Gannett may reasonably request.

     4.3  Deliveries by Gannett.  At the Closing, Gannett will deliver to Argyle
          ---------------------
the following:

          (a) Bills of sale, deeds, assignments and other instruments of transfer and conveyance transferring and assigning the Gannett TV Stations Assets to Argyle, in form and substance satisfactory to the parties, each in form and substance reasonably acceptable to Argyle;

          (b) Consents to assignment from third parties relating to the Material Gannett TV Stations Contracts listed on Schedule 6.11
                                                                -------------
               hereto, as well as any other consents obtained by Gannett;

          (c) Opinion of Kristin H. Kent, Gannett's corporate counsel, and Reed Smith Shaw & McClay, Gannett's FCC counsel, each in form and substance reasonably acceptable to Argyle;

          (d) An assumption agreement pursuant to which Gannett shall assume Argyle's liabilities and obligations as provided in Section 1.3 hereof in form and substance reasonably acceptable to Argyle;

          (e) Certificate dated the Closing Date, of the Secretary of each Gannett Party and Gannett Co., Inc. as to resolutions of the Board of Directors of each Gannett Party and Gannett Co., Inc. relating to this Agreement and the transactions contemplated hereby, each in form and substance reasonably acceptable to Argyle;

          (f) Certificate of an officer of each Gannett Party certifying the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b) below, each in form and substance reasonably acceptable to Argyle; and

          (g)  Additional material as Argyle may reasonably request.


     ARTICLE V.  Representations and Warranties of Argyle
     ---------   ----------------------------------------

     Argyle represents and warrants to Gannett as follows:

     5.1  Organization; Qualification.  WZZM Argyle and WGRZ Argyle are
          ---------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Nevada. Grand Rapids Argyle and Buffalo Argyle are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Argyle Party has the full power and authority to own and operate its respective Argyle TV Station Assets and to carry on the business operations of its respective Argyle TV Station as such operations are now being conducted.

     5.2  Authority Relative to this Agreement.  Each Argyle Party has the full
          ------------------------------------
corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions and perform its respective obligations as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary corporate and shareholder action, and this Agreement has been duly and validly executed and delivered by each Argyle Party and constitutes its respective legal, valid and binding obligation, enforceable against it in accordance with its terms.

     5.3  Financial Schedules.  Argyle has furnished to Gannett (i) the
          -------------------
unaudited financial statements of Argyle with respect to the Argyle TV Stations for the fiscal year ended December 31, 1995 and the nine-month period ended September 30, 1996 and (ii) unaudited balance sheets as of September 30, 1996 (the "Financial Schedules"). September 30, 1996 is the "Argyle Balance Sheet Date". The Financial Schedules have been prepared from and are in accordance with the books and records regularly maintained by Argyle with respect to the Argyle TV Stations. No material adjustments of the Financial Schedules are required for a fair presentation of the financial condition and the results of the Argyle TV Stations' operations for the periods indicated. The Financial Schedules are true and correct in all material respects. Argyle makes no representations, however, about the future business or financial prospects of the Argyle TV Stations for Gannett's intended purposes.

     5.4  Business Since the Argyle Balance Sheet Date. Since the Argyle Balance
          --------------------------------------------
Sheet Date: (a) the business of the Argyle TV Stations has been conducted in the ordinary course of business and in substantially the same manner as it was before the Argyle Balance Sheet Date, and (b) there have been no material adverse changes in the business, condition (financial or otherwise) or results of the Argyle TV Stations' operations.

     5.5  No Defaults.  Except for matters set forth in Schedule 5.5 which shall
          -----------                                   ------------
be removed or released at or before Closing, the execution, delivery and performance of this Agreement by each Argyle Party will not (a) conflict with any provision of its respective Articles of Incorporation or bylaws, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any Material Argyle TV Stations Contract (as defined in Section 5.11 below), note, bond, mortgage or other instrument or obligation relating to the Argyle TV Stations' business and to which any of the Argyle TV Stations Assets may be subject, (c) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to any Argyle Party or any of the Argyle TV Stations Assets, or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Argyle TV Stations Assets.

     5.6  Undisclosed Liabilities.  Argyle has no obligation or liability to be
          -----------------------
reflected or reserved against in any of the Financial Schedules which is not fully reflected or reserved against in such Financial Schedules, and there is no asserted or unasserted claim or contingent liability whether or not required to be reflected or reserved against in the Financial Schedules.

     5.7  Licenses and Authorizations.  (a) As of the date of this Agreement,
          ---------------------------
WZZM Argyle and WGRZ Argyle are the holders of their respective Argyle TV Stations FCC Authorizations listed in Schedule 5.7 to this Agreement. Argyle
                                      ------------
will deliver to Gannett true and complete copies of the Argyle TV Stations FCC Authorizations. The Argyle TV Stations FCC Authorizations constitute all of the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), and the current rules, regulations, and policies of the FCC for and/or used in the operation of the Argyle TV Stations as now operated. The Argyle TV Stations FCC Authorizations are in full force and effect and are unimpaired by any act or omission of any Argyle Party, or their respective officers, directors, employees or agents. There is not now pending, or to the knowledge of Argyle threatened, any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of the Argyle TV Stations FCC Authorizations, and there is not now pending, or to the knowledge of Argyle threatened, issued or outstanding by or before the FCC, any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint against Argyle or any of its affiliates with respect to the Argyle TV Stations. In the event of any such action, or the filing or issuance of any such order, notice or complaint against Argyle, or Argyle's learning of the threat thereof, Argyle shall promptly notify Gannett of same in writing and shall take all reasonable measures, at its expense, to contest in good faith or seek removal or rescission of such action, order, notice or complaint.

     (b) The Argyle TV Stations are operating in compliance in all material respects with the Argyle TV Stations FCC Authorizations, the Communications Act and the current rules, regulations and policies of the FCC. All material reports, forms and statements required to be filed by Argyle with the FCC with respect to the Argyle TV Stations since the grant of the last renewal of the Argyle TV Stations FCC Authorizations have been filed and are complete and accurate. Argyle has no reason to believe that the Argyle TV Stations FCC Authorizations will not be renewed in the ordinary course.

     (c) In addition to the Argyle TV Stations FCC Authorizations described above, Schedule 5.7 to this Agreement lists all other licenses, permits and
       ------------
authorizations that are held by Argyle as of the date hereof that are required for the conduct of the Argyle TV Stations' business operations, as presently conducted, and which, if not present or not in full force and effect, would have a material adverse effect on such business operations. All such licenses, permits and authorizations are in full force and effect with no material violations of any of them having occurred.

  5.8  Compliance with FCC Regulations.  The operation of the Argyle TV Stations
       -------------------------------
and all of the Argyle TV Stations Assets are in compliance in all material respects with (a) all applicable engineering standards required to be met under applicable FCC rules, and (b) all other applicable rules, regulations, requirements and policies of the FCC; there are no existing claims known to Argyle to the contrary.

  5.9  Qualification as a Broadcast Licensee.  Argyle knows of no fact which
       -------------------------------------
would, under existing law and the existing rules, regulations and practices of the FCC, disqualify Argyle as (a) assignee of the Gannett TV Stations FCC Authorizations listed in Schedule 6.7 to this Agreement, (b) owner and operator
                         ------------
of the Gannett TV Stations. Argyle will take no action which it knows or has reason to know would cause such disqualification.

  5.10  Condition and Adequacy of the Argyle TV Stations Assets.  The tangible
        -------------------------------------------------------
assets included in the Argyle TV Stations Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used.

  5.11  Contracts and Arrangements. (a) Schedule 5.11 hereto contains true and
        --------------------------      -------------
complete lists of the following contracts (written or oral) included in the Argyle TV Stations Assets, involving annual consideration of more than $10,000 (the "Material Argyle TV Stations Contracts"):

  (i)     Any television network affiliation agreements;

  (ii) Except for contracts that expire or are terminable without penalty with thirty (30) days notice after the Closing Date, contracts evidencing time sales to advertisers or advertising agencies;

  (iii)   Any trade or barter agreements;

  (iv) Sales agency or advertising representation contracts which are not terminable by Argyle without penalty upon notice of thirty (30) days or less;

  (v) Contracts for the future construction or purchase of capital improvements, purchase of materials, supplies or equipment, or for the sale of assets (other than broadcast time);

  (vi) Employment contracts or consulting contracts not terminable by Argyle without penalty upon notice of thirty (30) days or less;

  (vii) Licenses or agreements under which Argyle is authorized to broadcast on the Argyle TV Stations programming supplied by others;

  (viii) Leases of real property including renewal options exercisable by any other party thereto, ending more than thirty (30) days after the date of this Agreement;

  (ix) Leases of personal property which have a term, including renewal options exercisable by any other party thereto, ending more than thirty (30) days after the date of this Agreement; and

  (x) Any other contract or lease not made in the usual and ordinary course of business or not terminable by Argyle without liability upon not more than thirty (30) days' written notice.

     (b)  Schedule 5.11 specifies those Material Argyle TV Stations Contracts
          -------------
the assignment of which requires the consent of a third party. Provided that any requisite consent to the assignment of Material Argyle TV Stations Contracts to Gannett is obtained, each of the contracts and leases which is assigned to and assumed by Gannett on the Closing Date is valid and in full force and effect.

     (c) Subject to Argyle's obtaining all necessary third-party consents, each Argyle Party has full legal power and authority to assign its respective rights under the Material Argyle TV Stations Contracts to Gannett in accordance with this Agreement, and such assignment shall not affect the validity, enforceability and continuity of any of the Material Argyle TV Stations Contracts. There is no existing default, event of default or other event under any such Material Argyle TV Stations Contract or under any contracts being assumed by Gannett hereunder which defaults in the aggregate would exceed $50,000, which, with or without notice or lapse of time or both, would, in reasonable likelihood, constitute a default or an event of default under any such contracts, and Argyle has not received or given any notice of default under any such contracts. Concurrent with the delivery of Schedule 5.11, Argyle will
                                                     -------------
provide Gannett with complete copies of all of the Material Argyle TV Stations Contracts and, to the best of Argyle's knowledge, all other written contracts of the Argyle TV Stations.

  5.12  Title.  (a) Schedule 5.12 lists all real property included in the Argyle
        -----       -------------
TV Stations Assets.

     (b) Schedule 5.11 lists all real property leased by each Argyle Party and
         -------------
used in its respective Argyle TV Station's operation.  Schedule 1.1 lists all
                                                       ------------
tangible personal property included in the Argyle TV Stations Assets. Except as set forth in Schedule 1.1 or Schedule 5.12, each Argyle Party owns and has good
             -----------------------------
and valid title to its respective properties, free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable, and those liens set forth on Schedule 1.1 or Schedule 5.12 to which Gannett reasonably
                   ------------    -------------
objects and which shall be removed or released at or before Closing.

     (c) No lien imposed under Section 401(a)(29) or Section 412(n) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 302(f) or
Section 4068 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or arising out of any action filed under ERISA Section 4301(b), exists upon any Argyle TV Stations Assets. Neither Argyle nor any ERISA Affiliate has terminated any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA (herein referred to as a "Title IV Plan") under circumstances giving rise to, or that would give rise to any actual or potential liability to the Pension Benefit Guaranty Corporation ("PGBC") or any other person. For purposes of this Section 5.12(c), "ERISA Affiliate" means any member of any "controlled group of corporations" as defined by Section 414(b) of the Code that includes Argyle, any member of any group of "trades or businesses under common control" as defined by
Section 414(c) of the Code that includes Argyle, or any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes Argyle.

  5.13  Call Letters; Trademarks.  Schedule 5.13 to this Agreement sets forth a
        ------------------------   -------------
correct and complete list of all call letters, copyrights, trademarks, trade names, service marks, jingles, slogans, logos and patents which are owned or held for use by Argyle solely in connection with the business and operation of the Argyle TV Stations and which are material to the financial condition of the Argyle TV Stations Assets (the "Argyle TV Stations Rights"). The registrations (if any) for the Argyle TV Stations Rights are valid, in good standing and uncontested. Each Argyle Party possesses adequate rights, licenses or other authority to use its respective Argyle TV Station Rights necessary to conduct the business of its respective Argyle TV Station as presently conducted. Argyle has not received any notice with respect to any alleged infringement or unlawful or improper use of any Argyle TV Stations Rights owned or alleged to be owned by others. No director, officer or employee of any Argyle Party or of any of their respective affiliates has any interest in any Argyle TV Stations Right listed on
Schedule 5.13, all of which are free and clear of any lien, security interest,
-------------
claim or encumbrance
of any kind. No Argyle Party has granted any outstanding licenses or other rights to any Argyle TV Stations Rights listed on Schedule 5.13, and no Argyle
                                                  -------------
Party has any knowledge of any infringement of any of the Argyle TV Stations Rights.

      5.14  Litigation and Compliance with Laws.  Except as set forth on
            -----------------------------------
Schedule 5.14:  (a) no Argyle Party, with respect to its respective Argyle TV
-------------
Station, has been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, or local governmental authority or agency which has or could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of its respective Argyle TV Station or on the consummation of the transactions contemplated hereby; (b) no Argyle Party nor any of their respective officers or agents has received any inquiry, written or oral, from any such authority concerning the business, operations or financial condition of its respective Argyle TV Station during the 12-month period prior to the date of this Agreement which could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of such Argyle TV Station or on the consummation of the transactions contemplated hereby; and (c) there is no litigation pending by or against, or to any Argyle Party's knowledge threatened against, any Argyle Party or the Argyle TV Stations related to or affecting any of the Argyle TV Stations Assets. Except as disclosed in

Schedule 5.14 and except for environmental matters described in Section 5.20
-------------
below, each Argyle Party has complied in all material respects with all laws, regulations, orders or decrees applicable to its respective Argyle TV Station, and the present uses by each Argyle Party of its respective Argyle TV Stations Assets do not violate any such laws, regulations, orders or decrees, in any material respect, including, with respect to any owned or leased real property, any applicable zoning ordinance and other governmental regulations, and no Argyle Party has any knowledge of any basis for any claim for compensation or damage or other relief from any violation of the foregoing.

  5.15  Employees.  Schedule 5.15 lists the names and salaries or rates of
        ---------   -------------
commission of all the full and part-time

employees of the Argyle TV Stations, indicating any employees who are not actively at work. Except as shown on Schedule 5.15, no Argyle Party is a party to any collective bargaining agreement or any other labor agreement covering or relating to any of the employees of its respective Argyle TV Station, and has not recognized and has not received a demand for recognition of any collective bargaining representative.

  5.16  Taxes. The representations and warranties in this Section 5.16 are
        -----
subject to the matters disclosed in Schedule 5.16. All federal, state and local income, franchise, sales, use, property, excise, payroll and other tax returns and reports required to be filed by law where the failure to file such returns on a timely basis could result in a lien on the Argyle TV Station Assets or the imposition on Gannett of any liability for taxes or assessments have been duly and timely filed in the proper form with the appropriate governmental authority. All taxes, fees and assessments of whatever nature due or payable pursuant to such returns or otherwise have been paid, except for such amounts as are being contested diligently, in the appropriate forum and in good faith, where the failure to pay or contest such amounts could result in a lien on the Argyle TV Station Assets or the imposition on Gannett of any liability for any taxes or assessments. No pending tax audits and no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local tax return for any period will result in a lien on the Argyle TV Station Assets or the imposition on Gannett of any liability for any taxes or assessments related to the Argyle TV Station Assets. There are no governmental investigations or other legal, administrative or tax proceedings pursuant to which Argyle is or could be made liable for any taxes, penalties, interest or other charges, the liability for which will extend to Gannett as transferee of the Argyle TV Station Assets, or which will result in a lien on the Argyle TV Station Assets. To the best of Argyle's knowledge, no event has occurred that could impose on Gannett any liability for any taxes, penalties or interest due or to become due from Argyle.

     5.17   Instruments of Conveyance; Good Title.  The instruments to be
            -------------------------------------
executed by each Argyle Party and delivered to Gannett at the Closing conveying the Argyle TV Stations Assets to Gannett will transfer good and marketable title to the Argyle TV Stations Assets free and clear of all liabilities, obligations and encumbrances, except as provided elsewhere in this Agreement.

     5.18   Changes.  Except as shown on Schedule 5.18 to this Agreement, since
            -------                      -------------
the Balance Sheet Date, no Argyle Party has, with respect to the business of its respective Argyle TV Station: (a) mortgaged, pledged or subjected to a lien or any other encumbrance, any of its respective Argyle TV Stations Assets; (b) sold or transferred any material asset used or useful in the business of its respective Argyle TV Station; or (c) increased the compensation payable or to become payable to any employee or agent, except regularly scheduled increases in accordance with historical practices.

     5.19   Brokers.  There is no broker or finder or other person who would
            -------
have any valid claim against Gannett for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Argyle.

     5.20   Environmental.  (a) In connection with the operation of its
            -------------
respective Argyle TV Stations, no release, emission or discharge into the environment of hazardous substances including Polychlorinated Bi-phenyls ("PCBs"), hazardous waste or air pollutants or toxic pollutants, as defined under any law, statute, ordinance, order, judgment or regulation, whether federal, state or local ("Environmental Laws"), by any Argyle Party, and to the best of Argyle's knowledge, by any other person, has occurred, is presently occurring, or is anticipated to occur in excess of permitted levels or reportable quantities, under any Environmental Law. To the best of Argyle's knowledge, no hazardous waste has been disposed of by Argyle or by any other person on the real property occupied by the Argyle TV Stations or its transmitters. As used in this Section 5.20(a), the term "hazardous waste" shall have the same meaning as it has in the Resource Conservation and Recovery Act ("RCRA"), as amended, and in the equivalent state statutes, if any, of New York and Michigan, as applicable.

          (b) The Argyle TV Stations' present use of the Argyle TV Stations Assets does not violate any Environmental Law, occupational safety and health or other applicable law, the effect of which violation could materially adversely affect the Argyle TV Stations Assets or Gannett's use thereof, or which could impose a liability on Gannett. Argyle warrants that the technical equipment included in the Argyle TV Stations Assets does not contain any PCBs that are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. Argyle has complied in all material respects with all Environmental Laws applicable to the Argyle TV Stations and its operations, including but not limited to, the FCC's guidelines regarding RF radiation.

      5.21  No Untrue Statement.  No representation or warranty made by Argyle
            -------------------
in this Agreement, and no statement made in any certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to Gannett.

     ARTICLE VI.  Representations and Warranties of Gannett
     ----------   -----------------------------------------
     Gannett represents and warrants to Argyle as follows:

     6.1  Organization; Qualification.  Combined is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Oklahoma. Multimedia is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Each Gannett Party has the full power and authority to own and operate its respective Gannett TV Stations Assets and to carry on the business operations of its respective Gannett TV Station as such operations are now being conducted.

     6.2  Authority Relative to this Agreement.  Each Gannett Party has the full
          ------------------------------------
corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions and perform its respective obligations as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary corporate and shareholder action, and this Agreement has been duly and validly executed and delivered by each Gannett Party and constitutes its respective legal, valid and binding obligation, enforceable against it in accordance with its terms.

      6.3   Financial Schedules.  Gannett has furnished to Argyle (i) the
            -------------------
unaudited financial statements of Gannett with respect to the Gannett TV Stations for the fiscal year ended December 31, 1995 and the nine-month period ended September 29, 1996 and (ii) unaudited balance sheets as of September 29, 1996 (the "Financial Schedules"). September 29, 1996 is the "Gannett Balance Sheet Date". The Financial Schedules have been prepared from and are in accordance with the books and records regularly maintained by Gannett with respect to the Gannett TV Stations. No material adjustments of the Financial Schedules are required for a fair presentation of the financial condition and the results of the Gannett TV Stations' operations for the periods indicated. The Financial Schedules are true and correct in all material respects. Gannett makes no representations, however, about the future business or financial prospects of the Gannett TV Stations for Argyle's intended purposes.

     6.4   Business Since the Gannett Balance Sheet Date. Since the Gannett
           ---------------------------------------------
Balance Sheet Date: (a) the business of the Gannett TV Stations has been conducted in the ordinary course of business and in substantially the same manner as it was before the Gannett Balance Sheet Date, and (b) there have been no material adverse changes in the business, condition (financial or otherwise) or results of the Gannett TV Stations' operations.

     6.5   No Defaults.  The execution, delivery and performance of this
           -----------
Agreement by each Gannett Party will not (a) conflict with any provision of its respective Articles of Incorporation or bylaws, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any Material Gannett TV Stations Contract (as defined in Section 6.11 below), note, bond, mortgage or other instrument or obligation relating to the Gannett TV Stations' business and to which any of the Gannett TV Stations Assets may be subject, (c) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to either Gannett Party or any of the Gannett TV Stations Assets, or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Gannett TV Stations Assets.

     6.6   Undisclosed Liabilities.  Gannett has no obligation or liability to
           -----------------------
be reflected or reserved against in any of the Financial Schedules which is not fully reflected or reserved against in such Financial Schedules, and there is no asserted or unasserted claim or contingent liability whether or not required to be reflected or reserved against in the Financial Schedules.

     6.7   Licenses and Authorizations.  (a) As of the date of this Agreement,
           ---------------------------
Combined and Multimedia are the holders of the respective Gannett TV Stations FCC Authorizations listed in Schedule 6.7 to this Agreement. Gannett will
                             ------------
deliver to Argyle true and complete copies of the Gannett TV Stations FCC Authorizations. The Gannett TV Stations FCC Authorizations constitute all of the licenses and authorizations required under the Communications Act, and the current rules, regulations, and policies of the FCC for and/or used in the operation of the Gannett TV Stations as now operated. The Gannett TV Stations FCC Authorizations are in full force and effect and are unimpaired by any act or omission of either Gannett Party, or their respective officers, directors, employees or agents. There is not now pending, or to the knowledge of Gannett threatened, any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of such Gannett TV Stations FCC Authorizations, and there is not now pending, or to the knowledge of Gannett threatened, issued or outstanding by or before the FCC, any investigation,

Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint against Gannett or any of its affiliates with respect to the Gannett TV Stations. In the event of any such action, or the filing or issuance of any such order, notice or complaint against Gannett, or Gannett's learning of the threat thereof, Gannett shall promptly notify Argyle of same in writing and shall take all reasonable measures, at its expense, to contest in good faith or seek removal or rescission of such action, order, notice or complaint.

          (b) The Gannett TV Stations are operating in compliance in all material respects with the Gannett TV Stations FCC Authorizations, the Communications Act and the current rules, regulations and policies of the FCC. All material reports, forms and statements required to be filed by Gannett with the FCC with respect to the Gannett TV Stations since the grant of the last renewal of the Gannett TV Stations FCC Authorizations have been filed and are complete and accurate. Gannett has no reason to believe that the Gannett TV Stations FCC Authorizations will not be renewed in the ordinary course.

          (c) In addition to the Gannett TV Stations FCC Authorizations described above, Schedule 6.7 to this Agreement lists all other licenses,
                 ------------
permits and authorizations that are held by Gannett as of the date hereof that are required for the conduct of the Gannett TV Stations' business operations, as presently conducted, and which, if not present or not in full force and effect, would have a material adverse effect on such business operations. All such licenses, permits and authorizations are in full force and effect with no violations of any of them having occurred.

     6.8  Compliance with FCC Regulations.  The operation of the Gannett TV
          -------------------------------
Stations and all of the Gannett TV Stations Assets are in compliance in all material respects with (a) all applicable engineering standards required to be met under applicable FCC rules, and (b) all other applicable rules, regulations, requirements and policies of the FCC; there are no existing claims known to Gannett to the contrary.

     6.9  Qualification as a Broadcast Licensee.  Subject to obtaining the FCC
          -------------------------------------
Waiver described in Section 7.6 below, Gannett knows of no fact which would, under existing law and the existing rules, regulations and practices of the FCC, disqualify Gannett as (a) assignee of the Argyle TV Stations FCC Authorizations listed in Schedule 5.7 to this Agreement, or (b) owner and operator of the
          ------------
Argyle TV Stations Assets. Gannett will take no action which it knows or has reason to know would cause such disqualification.

     6.10  Condition and Adequacy of the Gannett TV Stations Assets. The
           --------------------------------------------------------
tangible assets included in the Gannett TV Stations Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used.

     6.11  Contracts and Arrangements. (a) Schedule 6.11 hereto contains true
           --------------------------      -------------
and complete lists of the following contracts (written or oral) included in the Gannett TV Stations Assets involving annual consideration of more than $10,000 (the "Material Gannett TV Stations Contracts"):

     (i)      Any television network affiliation agreements;

     (ii) Except for contracts that expire or are terminable without penalty with thirty (30) days notice after the Closing Date, contracts evidencing time sales to advertisers or advertising agencies;

     (iii)    Any trade or barter agreements;

     (iv) Sales agency or advertising representation contracts which are not terminable by Gannett without penalty upon notice of thirty (30) days or less;

     (v) Contracts for the future construction or purchase of capital improvements, purchase of materials, supplies or equipment, or for the sale of assets (other than broadcast time);

     (vi) Employment contracts or consulting contracts not terminable by Gannett without penalty upon notice of thirty (30) days or less;

     (vii) Licenses or agreements under which Gannett is authorized to broadcast on the Gannett TV Stations programming supplied by others;

     (viii) Leases of real property including renewal options exercisable by any other party thereto, ending more than thirty (30) days after the date of this Agreement;

     (ix) Leases of personal property which have a term, including renewal options exercisable by any other party thereto, ending more than thirty (30) days after the date of this Agreement; and

     (x) Any other contract or lease not made in the usual and ordinary course of business, or not terminable by Gannett without liability upon not more than thirty (30) days' written notice.

          (b) Schedule 6.11 specifies those Material Gannett TV Stations
              -------------
Contracts the assignment of which requires the consent of a third party. Provided that any requisite consent to the assignment of the Material Gannett TV Stations Contracts to Argyle is obtained, each of the contracts and leases which is assigned to and assumed by Argyle on the Closing Date is valid and in full force and effect.

          (c) Subject to Gannett's obtaining all necessary third-party consents, each Gannett Party has full legal power and authority to assign its respective rights under the Material Gannett TV Stations Contracts to Argyle in accordance with this Agreement, and such assignment shall not affect the validity, enforceability and continuity of any of the Material Gannett TV Stations Contracts. There is no existing default, event of default or other event under any such Material Gannett TV Stations Contract or under any contracts being assumed by Argyle hereunder which defaults in the aggregate would exceed $50,000, which, with or without notice or lapse of time or both, would, in reasonable likelihood, constitute a default or an event of default, under any such contracts, and Gannett has not received or given any notice of default under any such contracts. Concurrent with the delivery of Schedule 6.11,
                                                          -------------
Gannett will provide Argyle with complete copies of all of the Material Gannett TV Stations Contracts and, to the best of Gannett's knowledge, all other written contracts of the Gannett TV Stations.

     6.12  Title.  (a) Schedule 6.12 lists all real property included in the
           -----       -------------
Gannett TV Stations Assets.

           (b)  Schedule 6.11 lists all real property leased by each Gannett
                -------------
Party and used in its respective Gannett TV Station's operation. Schedule 2.1
                                                                 ------------
lists all tangible personal property included in the Gannett TV Stations Assets. Except as set forth in Schedule 2.1 or Schedule 6.12, each Gannett Party owns
                       -----------------------------
and has good and valid title to its respective properties, free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable, and those liens set forth on Schedule 2.1 or Schedule 6.12 to which Argyle
                         ------------    -------------
reasonably objects and which shall be removed or released at or before Closing.

           (c)  No lien imposed under Section 401(a)(29) or Section 302(f) or
Section 4068 of ERISA, or arising out of any action filed under ERISA Section 4301(b), exists upon any Gannett TV Stations Assets. Neither Gannett nor any ERISA Affiliate has terminated any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA (herein referred to as a "Title IV Plan") under circumstances giving rise to, or that would give rise to any actual or potential liability to the Pension Benefit Guaranty Corporation ("PGBC") or any other person. For purposes of this Section 6.12(c), "ERISA Affiliate" means any member of any "controlled group of corporations" as defined by Section 414(b) of the Code that includes Gannett, any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes Gannett, or any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes Gannett.

  6.13  Call Letters; Trademarks.  Schedule 6.13 to this Agreement sets forth a
        ------------------------   -------------
correct and complete list of all call letters, copyrights, trademarks, trade names, service marks, jingles, slogans, logos and patents which are owned or held for use by Gannett solely in connection with the business and operation of the Gannett TV Stations and which are material to the financial condition of the Gannett TV Stations Assets (the "Gannett TV Stations Rights"). The registrations (if any) for the Gannett TV Stations Rights are valid, in good standing and uncontested. Each Gannett Party possesses adequate rights, licenses or other authority to use its respective Gannett TV Station Rights necessary to conduct the business of its respective Gannett TV Station as presently conducted. Gannett has not received any notice with respect to any alleged infringement or unlawful or improper use of any Gannett TV Stations Rights owned or alleged to be owned by others. No director, officer or employee of either Gannett Party or of any of their respective affiliates has any interest in any Gannett TV Stations Right listed on Schedule 6.13, all of
                                                    -------------
which are free and clear of any lien, security interest, claim or encumbrance of any kind. Neither Gannett Party has granted any outstanding licenses or other rights to any Gannett TV Stations Rights listed on Schedule 6.13, and neither
                                                   -------------
Gannett Party has any knowledge of any infringement of any of the Gannett TV Stations Rights.

  6.14  Litigation and Compliance with Laws. Except as set forth on Schedule
        -----------------------------------                         --------
6.14: (a) neither Gannett Party, with respect to its respective Gannett TV
----
Station, has been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, or local governmental authority or agency which has or could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of its respective Gannett TV Station or on the consummation of the transactions contemplated hereby; (b) neither Gannett Party nor any of their respective officers or agents has received any inquiry, written or oral, from any such authority concerning the business, operations or financial condition of its respective Gannett TV Station during the 12-month period prior to the date of this Agreement which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Gannett TV Station or on the consummation of the transactions contemplated hereby; and (c) there is no litigation pending by or against, or to either Gannett Party's knowledge threatened against, either Gannett Party or the Gannett TV Stations related to or affecting any of the Gannett TV Stations Assets. Except as disclosed in Schedule 6.14, and except for environmental matters described in
             -------------
Section 6.20 below, each Gannett Party has complied in all material respects with all laws, regulations, orders or decrees applicable to its respective Gannett TV Station, and the present uses by each Gannett Party of its respective Gannett TV Stations Assets do not violate any such laws, regulations, orders or decrees, in any material respect, including, with respect to any owned or leased real property, any applicable zoning ordinance and other governmental regulations, and neither Gannett Party has any knowledge of any basis for any claim for compensation or damage or other relief from any violation of the foregoing.

  6.15  Employees.  Schedule 6.15 lists the names and salaries or rates of
        ---------   -------------
commission of all the full and part-time employees of the Gannett TV Stations, indicating any employees who are not actively at work. Except as shown on
Schedule 6.15, neither Gannett Party is a party to any collective bargaining
-------------
agreement or any other labor agreement covering or relating to any of the employees of its respective Gannett TV Station, and has not recognized and has not received a demand for recognition of any collective bargaining representative.

  6.16  Taxes. The representations and warranties in this Section 6.16 are
        -----
subject to the matters disclosed in Schedule 6.16.  All federal, state and local
                                    -------------
income, franchise, sales, use, property, excise, payroll and other tax returns and reports required to be filed by law where the failure to file such returns on a timely basis could result in a lien on the Gannett TV Station Assets or the imposition on Argyle of any liability for taxes or assessments have been duly and timely filed in the proper form with the appropriate governmental authority. All taxes, fees and assessments of whatever nature due or payable pursuant to such returns or otherwise have been paid, except for such amounts as are being contested diligently, in the appropriate forum and in good faith, where the failure to pay or contest such amount could result in a lien on the Gannett TV Station Assets or the imposition on Argyle of any liability for any taxes or assessments. No pending tax audits and no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local tax return for any period will result in a lien on the Gannett TV Station Assets or the imposition on Argyle of any liability for any taxes or assessments related to the Gannett TV Station Assets. There are no governmental investigations or other legal, administrative or tax proceedings pursuant to which Gannett is or could be made liable for any taxes, penalties, interest or other charges, the liability for which will extend to Argyle as transferee of the Gannett TV Station Assets, or which will result in a lien on the Gannett TV Station Assets. To the best of Gannett's knowledge, no event has occurred that could impose on Argyle any liability for any taxes, penalties or interest due or to become due from Gannett.

  6.17  Instruments of Conveyance; Good Title.  The instruments to be executed
        -------------------------------------
by each Gannett Party and delivered to Argyle at the Closing conveying the Gannett TV Stations Assets to Argyle will transfer good and marketable title to the Gannett TV Stations Assets free and clear of all liabilities, obligations and encumbrances, except as provided elsewhere in this Agreement.

  6.18  Changes.  Except as shown on Schedule 6.18 to this Agreement, since the
        -------                      -------------
Gannett Balance Sheet Date, neither Gannett Party has, with respect to the business of its respective Gannett TV Station: (a) mortgaged, pledged or subjected to a lien or any other encumbrance, any of its respective Gannett TV Stations Assets; (b) sold or transferred any material asset used or useful in the business of its respective Gannett TV Station; or (c) increased the compensation payable or to become payable to any employee or agent, except regularly scheduled increases in accordance with historical practices.

  6.19  Brokers.  There is no broker or finder or other person who would have
        -------
any valid claim against Argyle for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Gannett.

  6.20  Environmental.  (a) In connection with the operation of its respective
        -------------
Gannett TV Stations, no release, emission or discharge into the environment of hazardous substances including PCBs, hazardous waste or air pollutants or toxic pollutants, as defined under any Environmental Laws, by either Gannett Party, and to the best of each Gannett Party's knowledge, by any other person, has occurred, is presently occurring, or is anticipated to occur in excess of permitted levels or reportable quantities, under any Environmental Law. To the best of Gannett's knowledge, no hazardous waste has been disposed of by Gannett or by any other person on the real property occupied by the Gannett TV Stations or its transmitters. As used in this Section 6.20(a), the term "hazardous waste" shall have the same meaning as it has in RCRA, as amended, and in the equivalent state statutes, if any, of Ohio and Oklahoma, as applicable.

        (b) The Gannett TV Stations' present use of the Gannett TV Stations Assets does not violate any Environmental Law, occupational safety and health or other applicable law, the effect of which violation could materially adversely affect the Gannett TV Stations Assets or Argyle's use thereof, or which could impose a liability on Argyle. Gannett warrants that the technical equipment included in the Gannett TV Stations Assets does not contain any PCBs that are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. Gannett has complied in all material respects with all Environmental Laws, applicable to the Gannett TV Stations and its operations, including but not limited to, the FCC's guidelines regarding RF radiation.

  6.21  No Untrue Statement.  No representation or warranty made by Gannett in
        -------------------
this Agreement, and no statement made in any certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to Argyle.

  ARTICLE VII.  Mutual Covenants of Argyle and Gannett Pending the Closing Date.
  ------------  ---------------------------------------------------------------

  Except with the prior consent of the other party, Argyle and Gannett covenant and agree with respect to the Stations that from the date hereof to and including the Closing Date:

  7.1   Maintenance of Business.  (a) Each party shall continue to carry on the
        -----------------------
business and operation of the Stations in substantially the same manner as heretofore in the ordinary course of business.

        (b) Each party shall continue to operate the Stations in accordance with the terms of the FCC Authorizations and in compliance with all applicable laws and

FCC rules and regulations. Each party will promptly execute any necessary applications for renewal of the FCC Authorizations for the Stations, without proposing any conditions adverse to the other party. Argyle and Gannett will deliver to each other, promptly after filing, copies of any reports, applications or communications with the FCC related to the Stations which are filed between the date of this Agreement and the Closing Date;

        (c) Each party shall, at its expense, maintain all machinery and equipment used in the business and operation of the Stations it owns in a normal state of repair and efficiency. Each party will fully perform its obligations under all contracts to be assigned to and assumed by the other party. Each party will maintain in full force and effect through the Closing Date adequate property damage, liability and other insurance with respect to the Argyle TV Stations Assets and the Gannett TV Stations Assets, respectively (collectively referred to as the "Stations Assets").

        (d) Prior to the Closing Date, neither Argyle nor Gannett will without the other's prior written consent:

            (i) Sell, lease, transfer or agree to sell, lease or transfer any of the Stations Assets without replacement thereof with an asset of substantially equivalent kind, condition and value;

            (ii) Enter into any contract of employment or collective bargaining agreement, or permit any increases or changes in the compensation (including bonus) of any of the Stations' employees, except for regularly scheduled increases in accordance with historical practices;

            (iii) Enter into or amend any contract (including any barter or trade contract) or commitment with respect to the Stations (A) involving total consideration of more than $10,000 individually or $25,000 in the aggregate and/or (B) for a term exceeding one year, or waive any right or enter into any other transaction, other than as permitted by other provisions of this Agreement;

            (iv) Renew, renegotiate, modify, amend or terminate any existing time sales contracts with respect to the Stations except in the ordinary course of business; or

            (v) Apply to the FCC for any construction permit with respect to the Stations or make any material change in the Stations' buildings, leasehold improvements or fixtures.

  7.2  Organization.  Each party shall preserve the business organization of the
       ------------
Stations intact and preserve good relations with its suppliers, customers, employees and others having business relations with it, unless otherwise permitted or restricted by the terms of this Agreement.

  7.3  Access to Facilities, Files and Records.  At the reasonable request of
       ---------------------------------------
Argyle or Gannett, the other shall from time to time give or cause to be given to the officers, employees, accountants, counsel and accredited representatives of the other (a) full access during normal business hours to all facilities, property, accounts, books, minute books, deeds, title papers, licenses, agreements, contracts, tax returns, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories related to the Stations it owns, and (b) all such other information concerning the affairs of the Stations as is reasonably requested.

  7.4  Representations and Warranties. Each party shall give detailed written
       ------------------------------
notice to the other party promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused a breach had such event occurred or been known prior to the date hereof, of any of its representations or warranties contained in this Agreement or in any Schedule hereto.

  7.5  Corporate Action.  Subject to the provisions of this Agreement, each
       ----------------
party will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.

  7.6  Applications for FCC Consent.  (a) As promptly as practicable after the
       ----------------------------
date of this Agreement, and in no event later than three (3) business days after the execution of this Agreement, each party will file applications with the FCC requesting its written consent to the assignment of the FCC Authorizations for the Stations (and any extension or renewals thereof) from one party to the other party, and Gannett shall file an application with the FCC requesting a temporary waiver (the "FCC Waiver") of the FCC's newspaper/broadcast cross-ownership rules for a period of at least six months after Closing to permit the disposition of Gannett Parent's attributable interest in the Niagara Gazette (the "Gazette"), a newspaper owned and operated by a subsidiary of Gannett Parent.

  Each party will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such applications and their prosecution to a favorable conclusion.

       (b) If Gannett has not obtained the FCC Waiver or otherwise disposed of its attributable interest in the Gazette by April 1, 1997, Gannett agrees to file an application with the FCC requesting consent to transfer of the Gazette to a so-called "disposition trust", within three business days after Gannett's receipt of written notice from Argyle that Gannett's failure to obtain the FCC Waiver has materially impaired Argyle's ability to close another third-party transaction involving a change of control or sale of substantially all of the assets of Argyle Parent.

  7.7  Consents.  Argyle and Gannett will use its reasonable efforts to obtain
       --------
or cause to be obtained prior to the Closing Date consents to the assignment to or assumption by the other of all of the Material Argyle TV Stations Contracts and Material Gannett TV Stations Contracts, respectively included in the Stations Assets which require the consent of any third party by reason of the transactions provided for in this Agreement; provided, however, that neither Argyle nor Gannett shall be required to make any payments or to incur any obligations to third parties in connection with the obtaining of any such consent.

  7.8  Confidential Information.  If for any reason the transactions
       ------------------------
contemplated in this Agreement are not consummated, neither Argyle nor Gannett shall disclose to third parties any information designated as confidential and received from the other party or its agents in the course of investigating, negotiating and completing the transactions contemplated by this Agreement, including without limitation to the terms of this Agreement. Nothing shall be deemed to be confidential information which: (a) is rightfully known to the receiving party at the time of its disclosure to it; (b) becomes publicly known or available other than through disclosure by the receiving party; (c) is rightfully received by the receiving party from a third party; (d) is independently developed by the receiving party; or (e) is required by law to be disclosed. Argyle and Gannett will be deemed to have fulfilled its confidentiality obligations under this Section 7.8 if it affords the other's confidential information the same degree of confidentiality as it affords its own sensitive business information.

  7.9  Consummation of Agreement.  Subject to the provisions of Section 11.1 of
       -------------------------
this Agreement, each party shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

  7.10  Notice of Proceedings.  Argyle and Gannett will promptly notify the
        ---------------------
other in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute any action or proceeding to restrain or enjoin consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

  7.11  Hart-Scott-Rodino Act.  As soon as possible after the execution of this
        ---------------------
Agreement, but in no event later than five (5) business days thereafter, Argyle and Gannett shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if such filing is required, and shall promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

  7.12  Interim Financial Statements.  Argyle and Gannett shall deliver to the
        ----------------------------
other (i) unaudited interim financial statements for the Stations promptly after the close of each standard broadcast accounting period (monthly or other similar period) that occurs between the Balance Sheet Date and the Closing Date and (ii) and weekly sales pacing reports.

  ARTICLE VIII.  Conditions to the Obligations of Argyle
  ------------   ---------------------------------------

  The obligations of Argyle under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date:

  8.1  Representations, Warranties, Covenants.  (a) Each of the representations
       --------------------------------------
and warranties of Gannett contained in this Agreement and in any schedule or exhibit to this Agreement delivered by Gannett pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate, except for changes expressly permitted or contemplated by this Agreement;

       (b) Gannett shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than delivery to Argyle of the instruments conveying the Gannett TV Stations Assets to Argyle and other deliveries to be made by Gannett at the Closing; and

       (c) Each Gannett Party shall have delivered to Argyle a certificate of an officer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b) above.

  8.2  Proceedings.  (a) No action or proceeding shall have been instituted
       -----------
before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Argyle, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and

     (b) Neither Argyle nor Gannett shall have received written notice from any governmental body of (i) its intent to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.

     (c) In the event such a notice of intent is received or such an investigation is commenced, this Agreement may not be abandoned by Argyle prior to the date specified in Section 11.1(i), but Closing shall be delayed during such period.

     8.3  FCC Authorizations. The FCC shall have given its written consent to
          ------------------
the assignment of the FCC Authorizations without any conditions materially adverse to Argyle (provided that Argyle may, if there shall be a challenge made to the FCC consent to any assignment of the FCC Authorizations prior to it becoming a final order not subject to further review or appeal, delay (but subject in any event to the terms of Sections 4.1 and 11.1) the Closing of the transactions contemplated by this Agreement if and for so long as its outside FCC counsel shall provide it with a written opinion (with a copy to Gannett) to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which would more probably than not result in reversal or rescission of the FCC consent to the assignment of the FCC Authorizations.

     8.4  Hart-Scott-Rodino.  The waiting period under the Hart-Scott-Rodino Act
          -----------------
shall have expired, and no order of a court restraining the transactions contemplated by this Agreement shall be outstanding.

     8.5  Opinion of Counsel.  Argyle shall have received the opinions of
          ------------------
counsel contemplated by Section 4.3(c) above.

     8.6  Argyle's Board Approval.  Argyle Television, Inc.'s Board of Directors
          -----------------------
shall have approved this Agreement and the transactions contemplated hereby.

     8.7  Damage to the Gannett TV Stations Assets. (a) If on the Closing Date
          ----------------------------------------
the real or personal properties used in the day-to-day operations of the Gannett TV Stations shall have suffered material damage in excess of $1,000,000 in the aggregate on account of fire, explosion or other cause of any nature, and the Gannett TV Stations Assets cannot be substantially repaired or restored within fifteen (15) days after such loss, then Argyle shall have the right at its election to complete the purchase hereunder and to collect and receive on behalf of Gannett the proceeds of any insurance payable to Gannett on account of the damage. If Argyle does not so elect, it shall have the right to terminate this Agreement, and upon such termination Argyle and Gannett shall be released from any liability under this Agreement.

          (b) If before the Closing Date normal broadcast transmissions of either Gannett TV Station are materially interrupted, interfered with or in any way impaired, and such Station is not restored so that operation is resumed to full licensed power and antenna height within five (5) days of such event, or if more that three (3) such events occur within any thirty (30) day period, or if either Gannett TV Station shall be off the air for more that seventy-two (72) consecutive hours, than Argyle shall have the right to terminate this Agreement.

     8.8  Completion of Due Diligence.  Argyle shall have until thirty (30) days
          ---------------------------
after the delivery to Argyle of the
schedules required to be delivered by Gannett pursuant to Section 12.6(a) of this Agreement to complete its due diligence with respect to the Gannett TV Stations Assets. If Argyle's due diligence under this Section 8.8 reveals any conditions of which Argyle was unaware prior to the date of this Agreement and/or any breaches of Gannett's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the aggregate value of the Gannett TV Stations or on Argyle's ability to operate any Gannett TV Station as it is currently being operated by Gannett, then Argyle may terminate this Agreement and neither Argyle nor Gannett shall have any further liability hereunder. Without limiting the foregoing, such due diligence may include:

     (a)  Environmental Audit.  Argyle may obtain a Phase I environmental audit
          -------------------
report (the "Phase I Report") at Argyle's sole expense regarding the Gannett TV Stations Owned Real Estate and the Gannett TV Stations Leased Real Estate (collectively the "Gannett TV Stations Real Estate") the results of which will give rise to those rights and obligations specified in Section 12.2 below.

     (b)  Title Insurance and Surveys.  Argyle may obtain (i) commitments for
          ---------------------------
ALTA title insurance policies with respect to the Gannett TV Stations Real Estate (the "Titles"); and (ii) staked-on-ground boundary surveys of the Gannett TV

Stations Real Estate, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Argyle (the "Surveys"). Argyle shall pay all costs and expenses of obtaining the Titles and the Surveys, including without limitation, all title insurance premiums associated therewith.

          (c)  Real Estate.  Argyle may confirm that services for utilities,
               -----------
including without limitation, for water and sewer service, telephone service, electric and/or gas service, and sanitary services shall be sufficient to service the use of the Gannett TV Stations Real Estate in a manner consistent with Argyle's use thereof.

          (d)  Building and Mechanical Inspection. Argyle may obtain an
               ----------------------------------
inspection report from a reputable engineer at Argyle's sole expense indicating that the condition of the material buildings, structures, improvements and fixtures comprising part of the Gannett TV Stations Real Estate is as set forth in Section 6.10 above.

     ARTICLE IX.  Conditions to the Obligations of Gannett
     ----------   ----------------------------------------

     The obligations of Gannett under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date.

     9.1  Representations, Warranties, Covenants.  (a) Each of the
          --------------------------------------
representations and warranties of Argyle contained in this Agreement and in any schedule or exhibit to this Agreement delivered by Argyle pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate, except for changes expressly permitted or contemplated by this Agreement;

          (b) Argyle shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than delivery to Gannett of the instruments conveying the Argyle TV Stations Assets to Gannett and other deliveries to be made by Argyle at the Closing; and

          (c) Each Argyle Party shall have delivered to Gannett a certificate of an officer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 9.1(a) and 9.1(b) above.

     9.2  Proceedings.  (a) No action or proceeding shall have been instituted
          -----------
before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Gannett, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and

          (b) Neither Gannett nor Argyle shall have received written notice from any governmental body of (i) its intent to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (ii) the actual commencement of such an investigation.

     (c) In the event such a notice of intent is received or such an investigation is commenced, this Agreement may not be abandoned by Gannett prior to the date specified in Section 11.1(i), but Closing shall be delayed during such period.

     9.3  FCC Authorizations.  The FCC shall have given its written consent to
          ------------------
the assignment of the FCC Authorizations without any conditions materially adverse to Gannett (provided that Gannett may, if there shall be a challenge made to the FCC consent to the assignment of the FCC Authorizations prior to it becoming a final order not subject to further review or appeal, delay (but subject in any event to the terms of Sections 4.1 and 11.1) the Closing of the transactions contemplated by this Agreement if and for so long as its outside FCC counsel shall provide it with a written opinion (with a copy to Argyle) to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which would more probably than not result in reversal or rescission of the FCC consent to the assignment of the FCC Authorizations. The FCC shall have granted the FCC Waiver or Gannett Parent shall have otherwise disposed of its attributable interest in the Gazette.

     9.4  Hart-Scott-Rodino.  The waiting period under the Hart-Scott-Rodino Act
          -----------------
shall have expired, and no order of a court restraining the transactions contemplated by this Agreement shall be outstanding.

     9.5  Opinion of Counsel.  Gannett shall have received the opinions of
          ------------------
counsel contemplated by Section 4.2(c) above.

     9.6  Gannett Board Approval.  Gannett Co., Inc.'s Board of Directors shall
          ----------------------
have approved this Agreement and the transactions contemplated hereby.

     9.7  Damage to the Argyle TV Stations Assets.  (a) If on the Closing Date
          ---------------------------------------
the real or personal properties used in the day-to-day operations of the Argyle TV Stations shall have suffered damage in excess of $1,000,000 in the aggregate on account of fire, explosion or other cause of any nature, and the Argyle TV Stations Assets cannot be substantially repaired or restored within fifteen (15) days after such loss, then Gannett shall have the right at its election to complete the purchase hereunder and to collect and receive on behalf of Argyle the proceeds of any insurance payable to Argyle on account of the damage. If Gannett does not so elect, it shall have the right to terminate this Agreement, and upon such termination Gannett and Argyle shall be released from any liability under this Agreement.

          (b) If before the Closing Date normal broadcast transmissions of either Argyle TV Station are materially interrupted, interfered with or in any way impaired, and such Station is not restored so that operation is resumed to full licensed power and antenna height within five (5) days of such event, or if more that three (3) such events occur within any thirty (30) day period, or if either Argyle TV Station shall be off the air for more that seventy-two (72) consecutive hours, than Gannett shall have the right to terminate this Agreement.

     9.8  Completion of Due Diligence.  Gannett shall have until thirty (30)
          ---------------------------
days after the delivery to Gannett of the schedules required to be delivered by Argyle pursuant to Section 12.6(a) of this Agreement to complete its due diligence with respect to the Argyle TV Stations Assets. If Gannett's due diligence under this Section 9.8 reveals any conditions of which Gannett was unaware prior to the date of this Agreement and/or any breaches of Argyle's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the aggregate value of the Argyle TV Stations or on Gannett's ability to operate any Argyle TV Station as it is currently being operated by Argyle, then Gannett may terminate this Agreement and neither Gannett nor Argyle shall have any further liability hereunder. Without limiting the foregoing, such due diligence may include:

          (a)  Environmental Audit.  Gannett may obtain a Phase I environmental
               -------------------
audit report (the "Phase I Report") at Gannett's sole expense regarding the Argyle TV Stations Owned Real Estate and the Argyle TV Stations Leased Real Estate (collectively the "Argyle TV Stations Real Estate") the results of which will give rise to those rights and obligations specified in Section 12.2 below.

          (b)  Title Insurance and Surveys.  Gannett may obtain (i) commitments
               ---------------------------
for ALTA title insurance policies with respect to the Argyle TV Stations Real Estate (the "Titles"); and (ii) staked-on-ground boundary surveys of the Argyle TV Stations Real Estate, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Gannett (the "Surveys"). Gannett shall pay all costs and expenses of obtaining the Titles and the Surveys, including without limitation, all title insurance premiums associated therewith.

          (c)  Real Estate.  Gannett may confirm that services for utilities,
               -----------
including without limitation, for water and sewer service, telephone service, electric and/or gas service, and sanitary services shall be sufficient to service the use of the Argyle TV Stations Real Estate in a manner consistent with Gannett's use thereof.

          (d)  Building and Mechanical Inspection.  Gannett may obtain an
               ----------------------------------
inspection report from a reputable engineer at Gannett's sole expense indicating that the condition of the material buildings, structures, improvements and fixtures comprising part of the Argyle TV Stations Real Estate is as set forth in Section 5.10 above.

     ARTICLE X.  Indemnification
     ---------   ---------------

     10.1  Survival; Limitations.  (a) The several representations, warranties,
           ---------------------
covenants and agreements of Argyle and Gannett contained in or made pursuant to this Agreement shall be deemed to have been made on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect for a period of one year after the Closing Date, except that (i) the representations, warranties, covenants and agreements contained in Sections 5.2, 5.5, 5.7, 5.12, 5.16, 5.17, 6.2, 6.5, 6.7, 6.12, 6.16, 6.17, 10.2(c), 10.2(d),
10.3(c), 10.3(d), 12.2 and 12.3 shall survive without time limit, and (ii) the representations, warranties, covenants and agreements contained in Section 3.2 shall survive for the time limit imposed by the statute of limitations applicable to any claim for which indemnity is sought.

          (b) Neither party shall be entitled to indemnification under this Agreement for any indemnification claim until the aggregate losses, damages or expenses suffered by such party exceed $250,000 (the "Threshold"), whereupon the indemnified party shall be entitled to indemnification pursuant to this Article X for indemnification claims from the indemnifying party for any losses, damages or expenses suffered by the indemnified party in excess of the Threshold, except that the Threshold shall not apply to claims under Sections 10.2(c), 10.2(d), 10.3(c), 10.3(d), 12.2(b) and 12.3.

          (c) Each party's maximum aggregate liability to the other for indemnification claims under this Agreement shall be $25,000,000.

     10.2  Indemnification of Gannett.  Argyle agrees that it shall indemnify
           --------------------------
and hold Gannett, its affiliated companies and subsidiaries, and their respective employees, directors, officers, agents, successors and assigns harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation, (i) liabilities for reasonable attorneys' fees and disbursements and (ii) any taxes imposed on the receipt of any payments under this Article X (reduced by any taxes saved as a result of the damage, claim, loss, expense, use, obligation or liability being indemnified) ("Loss and Expense"), suffered directly or indirectly by Gannett by reason of, or arising out of:

          (a) any breach of representation or warranty made by Argyle pursuant to this Agreement;

          (b) any failure by Argyle to perform or fulfill any of its covenants or agreements set forth in this Agreement;

          (c) any failure by Argyle to pay or perform when due any of its liabilities or obligations (including without limitation any liability for taxes) arising out of or related to the business of the Argyle TV Stations which have not been assumed by Gannett hereunder or to pay any amounts due under Article III above;

          (d) any failure by Argyle to pay or discharge on or subsequent to the Closing Date any liabilities or obligations assumed by Argyle hereunder or incurred or first required to be performed by Argyle with respect to the Gannett TV Stations on or after the Closing Date; or

          (e) any litigation, proceeding or claim by any third party (including governmental agencies) relating to the business or operation of the Argyle TV Stations prior to the Closing Date or relating to the business or operation of the Gannett TV Stations on or after the Closing Date.

     10.3  Indemnification of Argyle.  Gannett agrees that it shall indemnify
           -------------------------
and hold Argyle, its affiliated companies and subsidiaries and their respective employees, directors, officers, agents, successors and assigns harmless from and against any and all Loss and Expense suffered directly or indirectly by Argyle by reason of, or arising out of:

          (a) any breach of representation or warranty made by Gannett pursuant to this Agreement;

          (b) any failure by Gannett to perform or fulfill any of its covenants or agreements set forth in this Agreement;

          (c) any failure by Gannett to pay or perform when due any of its liabilities or obligations (including without limitation any liability for taxes) arising out of or related to the business of the Gannett TV Stations which have not been assumed by Argyle hereunder or to pay any amounts due under Article III above;

          (d) any failure by Gannett to pay or discharge on or subsequent to the Closing Date any liabilities or obligations assumed by Gannett hereunder or incurred or first required to be performed by Gannett with respect to the Argyle TV Stations on or after the Closing Date; or

          (e) any litigation, proceeding or claim by any third party (including governmental agencies) relating to the business or operation of the Gannett TV Stations prior to the Closing Date or relating to the business or operation of the Argyle TV Stations on or after the Closing Date.

     10.4  Notice of Claims. If Argyle or Gannett believes that it has suffered
           ----------------
or incurred any Loss and Expense, it shall notify the other party promptly in writing and within the applicable time period specified in Section 10.1, describing such Loss and Expense, the amount thereof, if known, and the method of computation of the Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. The amount of the Loss and Expense set forth in the notice shall not be a limitation on any claim for the actual amount of such Loss and Expense, however.

     10.5  Defense of Third Party Claims.  If any action at law or suit in
           -----------------------------
equity is instituted by a third party (a "Claim") with respect to which Argyle or Gannett intends to claim a Loss and Expense under this Article X, such party shall promptly notify the indemnifying party of such action or suit. The indemnifying party shall have the right to conduct and control any Claim through counsel of its own choosing, but the indemnified party may, at its election, participate in the defense of any such Claim at its sole cost and expense. If the indemnifying party does not notify the indemnified party within 10 days after receipt of the notice specified in this Section 10.5 that it is defending any such Claim, then the indemnified party may defend such Claim and settle such Claim, through counsel of its own choosing, and recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense including, but not limited to, reasonable attorneys' fees and disbursements.

     Notwithstanding the foregoing, the failure by a party to abide by these terms and conditions shall not affect the other party's obligations to indemnify such party against Loss and Expense under this
Article X.

     ARTICLE XI.  Termination Rights
     ----------   -----------------

     11.1  Abandonment of Agreement. This Agreement may be terminated by Argyle
           ------------------------
or Gannett, as indicated, at any time prior to the Closing Date:

          (a) by the mutual consent of Argyle and Gannett;

          (b) by Argyle if any of the conditions in Article VIII hereof have not been met by the time required and have not been waived;

          (c) by Gannett if any of the conditions in Article IX in hereof have not been met by the time required and have not been waived;

          (d) by Argyle or Gannett pursuant to Section 8.7(a) or 9.7(a) above, as applicable;

          (e) by Argyle or Gannett pursuant to Section 12.2(b) below;

          (f) by Argyle or Gannett pursuant to Section 8.8 or 9.8 above, as applicable;

          (g) by Argyle or Gannett if the other party, by November 29, 1996 (provided that Argyle and Gannett shall have used their best efforts to cooperate in its preparation), has not placed on file with the FCC its portions of a substantially complete application for FCC consent to the transfer or assignment of its Stations;

          (h) by Argyle or Gannett if the FCC has denied any of the assignments of the FCC Authorizations contemplated by this Agreement; or

          (i) by Argyle or Gannett if the Closing has not been fully completed by August 15, 1997. No termination pursuant to this Section 11.1 shall relieve Argyle or Gannett of liability it would otherwise have for breach of this Agreement.

     11.2  Liabilities Upon Abandonment. In the event this Agreement is
           ----------------------------
terminated pursuant to Section 11.2 above, neither Argyle nor Gannett shall have any liability to the other for costs, expenses, damages, loss of anticipated profits or otherwise, unless the termination occurs because of any misrepresentation or breach of warranty by a party hereto or the failure of performance of, or compliance with, any covenant or agreement contained in this Agreement.

     11.3  Unwind. In the event Argyle and Gannett close prior to the time the
           ------
FCC issues a final order not subject to further review or appeal, and if there shall be a material non-frivolous petition for reconsideration made to the FCC consent to the assignment of any of the FCC Authorizations and/or action by the FCC on its own motion to review the consent to the assignment of any of the FCC Authorizations that results in an order of the FCC or a court of competent jurisdiction requiring that this transaction be unwound or imposes materially adverse conditions to the FCC

Authorizations, then Argyle and Gannett will negotiate a mutually agreeable arrangement to unwind the transactions in this Agreement and to put the parties in the positions they were in prior to the Closing.

     ARTICLE XII.  Miscellaneous Provisions
     ------------  ------------------------

     12.1  Expenses. Except as otherwise provided herein, all costs and expenses
           --------
incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. All costs associated with transferring the Stations Assets to the other party pursuant to this Agreement, including without limitation any sales or use taxes or recording or transfer taxes or fees, shall be paid by the transferring party. Each party will be responsible for all filing fees related to its respective filing under the Hart-Scott-Rodino Act pursuant to Section 7.11 above. The cost of title insurance for the real property acquired by each party hereunder shall be paid by such party.

     12.2  Environmental Studies.  (a) Either Argyle or Gannett may, at its
           ---------------------
election and cost, conduct an environmental study of the real property owned or leased by the other party for use in or relating to the operation of the Stations. If a study hereunder indicates that any representation or warranty made by Argyle in Section 5.20 or by Gannett in Section 6.20 is untrue, such party shall disclose the results of such study to the other party, and the terms of Section 5.20 or 6.20, as applicable, will govern. Argyle and Gannett agree that the results of any environmental study carried out pursuant to this Section 12.2 shall not be disclosed to any third parties, unless such disclosure is required by law.

          (b) If the parties learn between the date of this Agreement and the Closing Date that either Argyle or Gannett is not in compliance with the provisions of Sections 5.20 or 6.20, as applicable, then the non-complying party may, at the other party's election, be required to contribute up to $250,000 toward the cure of such non-complying conditions as required by applicable law and to use reasonable efforts to complete such cure prior to the Closing Date. If the cost to cure such conditions would exceed $250,000 in the aggregate, the other party may elect to terminate this Agreement. Such party agrees to give the non-complying party twenty (20) days' prior written notification of its intention to terminate this Agreement, during which twenty (20)-day period the non-complying party shall notify the other party as to whether it intends to cure the identified conditions. If the non-complying party elects to cure such conditions, the other party shall not be entitled to terminate this Agreement.

     12.3  Employees and Employee Benefits.  (a) The parties agree that Gannett
           -------------------------------
shall have the right to elect which of the Argyle TV Stations employees it will hire as of the Closing Date. Gannett will notify Argyle in writing no less than five

(5) days prior to Closing of those Argyle TV Stations employees it does not intend to hire. Argyle shall be responsible for payment of all compensation (including accrued vacation, commissions and sick pay) payable to all employees of the Argyle TV Stations up through the day preceding the Closing Date. Argyle shall pay all non-qualified, out-of-pocket pension liabilities and other employee liabilities to employees or former employees of the Argyle TV Stations related to the period prior to the Closing Date whether or not hired by Gannett, and shall provide COBRA coverage for such employees. Effective on the Closing Date, Argyle will amend its 401(k) plan to fully vest all accrued benefits under such plan for employees employed by the Argyle TV Stations prior to Closing. Argyle will retain all of the Argyle TV Stations' employee benefit plans and pension plans, and Gannett will not assume any obligations under such plans related to any period of time prior to or after the Closing Date. Argyle shall be fully and solely responsible for any costs, expenses, obligations and liabilities, vested or non-vested, arising out of the pension or retirement obligations attributable to the Argyle TV Stations' current or former employees related to the period prior to the Closing Date. Argyle agrees to indemnify, defend and hold Gannett harmless from and against all direct and indirect costs, expenses or liabilities arising from or relating to claims made by the Argyle TV Stations' employees (i) by reason of termination of employment pursuant to this

Agreement, and (ii) in respect of any employee benefit plans of Argyle.

          (b) To the extent severance is required, Argyle will be responsible for all employee severance obligations with respect to WZZM-TV and WGRZ-TV employees who are not hired by Gannett on the Closing Date or whose employment at WZZM-TV or WGRZ-TV is terminated by Gannett at any time between the Closing Date and sixty (60) days thereafter, unless such termination is for cause; provided, however, that Argyle will make severance payments and Gannett will reimburse Argyle for such severance obligations in accordance with the following:

               (i) for employees not covered by a collective bargaining agreement, two (2) weeks' compensation for each terminated employee's initial year of employment or portion of a year at the Argyle TV Station, and one (1) week's compensation for each additional year or portion of a year;

               (ii) for employees covered by a collective bargaining agreement, severance pay as defined in such agreement.

Gannett will reimburse Argyle for its severance obligations hereunder as follows: (i) on the Closing Date, for severance paid to WZZM-TV and WGRZ-TV employees not hired by Gannett on the Closing Date, and (ii) promptly after receipt of written notice from Argyle for severance paid to WZZM-TV and WGRZ-TV employees whose employment terminates between the Closing Date and sixty (60) days thereafter.

          (c) The parties agree that Argyle shall have the right to elect which of the Gannett TV Stations employees it will hire as of the Closing Date. Argyle will notify Gannett in writing no less than five (5) days prior to closing of those Gannett TV Stations employees it does not intend to hire. Gannett shall be responsible for payment of all compensation (including accrued vacation, commissions and sick pay) payable to all employees of WLWT-TV and KOCO-TV up through the day preceding the Closing Date. Gannett shall pay all non-qualified, out-of-pocket pension liabilities and other employee liabilities to employees or former employees of WLWT-TV and KOCO-TV related to any period prior to the Closing Date whether or not hired by Argyle, and shall provide COBRA coverage for such employees. Effective on the Closing Date, Gannett will amend its 401(k) plan to fully vest all accrued benefits under such plan for employees employed by WLWT-TV and KOCO-TV prior to Closing. Gannett will retain all of the Gannett TV Stations's employee benefit plans and pension plans, and Argyle will not assume any obligations under such plans related to any period of time prior to or after the Closing Date. Gannett shall be fully and solely responsible for any costs, expenses, obligations and liabilities, vested or non-vested, arising out of the pension or retirement obligations attributable to WLWT-TV's and KOCO-TV's current or former employees related to the period prior to the Closing Date. Gannett agrees to indemnify, defend and hold Argyle harmless from and against all direct and indirect costs, expenses or liabilities arising from or relating to claims made by WLWT-TV's and KOCO-TV's employees (i) by reason of termination of employment pursuant to this Agreement, and (ii) in respect of any employee benefit plans of Gannett.

     (d) To the extent severance is required, Gannett will be responsible for all employee severance obligations with respect to WLWT-TV and KOCO-TV employees who are not hired by Argyle on the Closing Date or whose employment at WLWT-TV or KOCO-TV is terminated by Argyle at any time between the Closing Date and sixty (60) days thereafter, unless such termination is for cause; provided, however, that Gannett will make severance payments and Argyle will reimburse Gannett for such severance obligations in accordance with the following:

               (i) for employees not covered by a collective bargaining agreement, two (2) weeks' compensation for each terminated employee's initial year of employment or portion of a year at WLWT-TV or KOCO-TV, and one (1) week's compensation for each additional year or portion of a year;

               (ii) for employees covered by a collective bargaining agreement, severance pay as defined in such agreement.

Argyle will reimburse Gannett for its severance obligations hereunder as follows: (i) on the Closing Date, for severance paid to WLWT-TV and KOCO-TV employees not hired by Argyle on the Closing Date, and (ii) promptly after receipt of written notice from Gannett for severance paid to WLWT-TV and KOCO-TV employees whose employment terminates between the Closing Date and sixty (60) days thereafter.

     (e) Argyle and Gannett, each in its sole discretion, shall determine what employee benefits will be made available to the employees of WLWT-TV and KOCO-TV and WZZM-TV and WGRZ-TV, respectively, on and after the Closing; provided, however, that each party will (i) waive any health plan coverage waiting period or pre-existing condition rules for all employees it hires hereunder, and (ii) offer medical coverage to all of such employees on and after the Closing Date.

     (f) Notwithstanding the foregoing provisions of this Section 12.3 or any other provision of this Agreement, Gannett and Argyle shall each have the right to designate at least ten (10) days prior to Closing a mutually agreeable number of its employees (the "Designated Employees") of the Gannett TV Stations and Argyle TV Stations, as applicable, that it shall retain and may not be hired by the other party as of the Closing Date. Each party shall be fully and solely responsible for payment of all compensation and other employee benefits and liabilities for its Designated Employees related to any period of time prior to or after the Closing Date.

  12.4  Accounts Receivable.  (a) For a period of six (6) months following the
        -------------------
Closing Date (the "Collection Period") Gannett shall continue to collect and receive payment in the ordinary course of business with respect to the Argyle TV Stations' accounts receivable for the period prior to the Closing Date (the "Argyle TV Stations Receivables"), and shall pursue collection thereof in accordance with Gannett's normal practices; provided, however, that in no event shall this obligation extend to the institution of litigation, employment of any collection agency, legal counsel, or other third party or any other extraordinary means of collection by Gannett. All payments from each obligor of a Argyle TV Stations Receivable not identified to a specific invoice shall be applied on a "first-in, first-out" basis during the Collection Period so that each payment from an obligor is applied first to the oldest outstanding account receivable of such obligor. Gannett shall remit to Argyle no later than ten (10) days after the end of each standard broadcast month during the Collection Period those amounts required to be paid to Argyle hereunder during such period.

  Following the end of the Collection Period, Gannett shall cease to have any further responsibilities with respect to the uncollected Argyle TV Stations Receivables (except that Gannett shall promptly remit to Argyle any amount subsequently received by Gannett expressly on account of the Argyle TV

Stations Receivables), and Argyle may collect any uncollected Argyle TV Stations Receivables in any manner Argyle chooses.

     (b) For a period of six (6) months following the Closing Date (the "Collection Period") Argyle shall continue to collect and receive payment in the ordinary course of business with respect to the Gannett TV Stations' accounts receivable for the period prior to the Closing Date (the "Gannett TV Stations Receivables"), and shall pursue collection thereof in accordance with Argyle's normal practices; provided, however, that in no event shall this obligation extend to the institution of litigation, employment of any collection agency, legal counsel, or other third party or any other extraordinary means of collection by Argyle. All payments from each obligor of a Gannett TV Stations Receivable not identified to a specific invoice shall be applied on a "first-in, first-out" basis during the Collection Period so that each payment from an obligor is applied first to the oldest outstanding account receivable of such obligor. Argyle shall remit to Gannett no later than ten (10) days after the end of each standard broadcast month during the Collection Period those amounts required to be paid to Gannett hereunder during such period.

  Following the end of the Collection Period, Argyle shall cease to have any further responsibilities with respect to the uncollected Gannett TV Stations Receivables (except that Argyle shall promptly remit to Gannett any amount subsequently received by Argyle expressly on account of the Gannett TV Stations Receivables), and Gannett may collect any uncollected Gannett TV Stations Receivables in any manner Gannett chooses.

  12.5  Further Assurances.  (a) From time to time after the Closing Date,
        ------------------
without further consideration, Argyle and Gannett each will, at its expense, (i) execute and deliver, or cause to be executed and delivered, such documents to the other party as such party may reasonably request in order to effectively vest in the other party good title to the Stations Assets, and (ii) use all reasonable efforts to obtain any necessary third party consents to the assignment of the Material Stations Contracts.

     (b) From time to time after the Closing Date, Argyle and Gannett will provide the other party with access, with reasonable prior notice and during normal business hours, to the financial records of the Argyle TV Stations and the Gannett TV Stations, as applicable, related to the period prior to the Closing Date for use by such party in connection with tax and/or legal proceedings related to its operation of such Stations prior to the Closing Date. Argyle and Gannett agree to maintain all tax records related to the Stations for all tax years that remain open as of the Closing Date unless and until (i) the other party notifies such party that any such tax year(s) are closed or (ii) such party has given the other party prior notice of its intent to destroy such records and the other party has not reasonably and promptly requested that such records not be destroyed.

  12.6  Schedules.  Gannett will deliver to Argyle, within fifteen (15) days
        ---------
immediately following the date of this Agreement, all schedules and related documents required to be delivered under this Agreement by Gannett. Argyle shall be permitted, for a period of thirty (30) days immediately following its receipt of such schedules and documents, to terminate this Agreement if (i) such schedules reveal any conditions of which Argyle is not aware as of the date of this Agreement and/or any breaches of Gannett's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the aggregate value of the Gannett TV Stations or on Argyle's ability to operate the Gannett TV Stations as they are currently being operated by Gannett. Following any such termination, Gannett and Argyle shall have no further obligation to one another in respect of this Agreement.

     (b) Argyle will deliver to Gannett, within fifteen (15) days immediately following the date of this Agreement, all schedules required to be delivered under this Agreement by Argyle. Gannett shall be permitted, for a period of thirty (30) days immediately following its receipt of such schedules and information, to terminate this Agreement if (i) such schedules reveal any condition of which Gannett was unaware as of the date of this Agreement and/or any breaches of Argyle's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the value of the Argyle TV Stations or on Gannett's ability to operate the Argyle TV Stations as they are currently being operated by Argyle.

  12.7  Waiver of Compliance.  Except as otherwise provided in this Agreement,
        --------------------
any failure of Argyle or Gannett to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting the waiver. Any such waiver or failure to insist upon strict compliance with a term of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

  12.8  Notices.  All notices and other communications hereunder shall be in
        -------
writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), at such other address for a party as shall be specified by like notice):

               (a)  If to Argyle, to:

                    Argyle Television, Inc.
                    200 Concord Plaza Drive
                    Suite 700
                    San Antonio, TX  78216
                    Attention: Dean Blythe
                    Fax No. (210) 828-7300
                    with a copy to:

                    Locke Purnell Rain Harrell       2200 Ross Avenue
                    Suite 2200
                    Dallas, TX 75201
                    Attention:   Guy Kerr
                    Fax No.  (214) 740-8800

               (b)  If to Gannett to:

                    Gannett Broadcasting
                    1100 Wilson Boulevard
                    Arlington, Virginia 22234
                    Attention: Cecil L. Walker
                    Fax No. (703) 247-3114

                    with a copy to:

                    Gannett Co., Inc.
                    1100 Wilson Boulevard
                    Arlington, Virginia 22234
                    Attention: Thomas L. Chapple, Esq.
                    Fax No. (703) 558-3897

  12.9  Assignment.  This Agreement and all of its terms shall be binding upon
        ----------
and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto, except that any party may assign or transfer this Agreement to any of its affiliates or subsidiaries.

  12.10  Governing Law.  This Agreement shall be governed by, construed and
         -------------
enforced in accordance with the laws of the State of Delaware.

  12.11  Bulk Sales Law.  As an inducement to the other party to waive
         --------------
compliance with the provisions of any applicable bulk transfer laws, Argyle and Gannett each covenants that it will promptly pay and discharge all debts, obligations and liabilities relating to its Stations which are not expressly assumed by the other party under this Agreement as and when they become due and payable. Argyle and Gannett further agree to indemnify and hold the other party harmless pursuant to Article X above from all Loss and Expense suffered by the other party by reason of or arising out of claims made by creditors with respect to non-compliance with any bulk transfer law.

  12.12  Control of the Stations.  Prior to the Closing Date, neither Argyle nor
         -----------------------
Gannett shall directly or indirectly control, or attempt to control, the operations of the other party's Stations. Such operations, including complete control and supervision of all programming, employees and policies, shall be the sole responsibility of the party owning such Stations.

  12.13  Public Announcements.  No public announcement (including an
         --------------------
announcement to employees) or press release concerning the transactions provided for herein shall be made by Argyle or Gannett without the prior written approval of the other party, which shall not be unreasonably withheld or delayed.

  12.14  Entire Agreement; Amendments.  This Agreement, including the Exhibits
         ----------------------------
and Schedules hereto and the documents delivered hereunder, embodies the entire agreement and understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except in a writing signed by Argyle and Gannett.



                            [signature page follows]

  Argyle and Gannett have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                             COMBINED COMMUNICATIONS
                                               CORPORATION OF OKLAHOMA, INC.

                                             By:    [SIGNATURE ILLEGIBLE]
                                                ----------------------------

                                             Title:  Vice President
                                                   -------------------------

                                             MULTIMEDIA ENTERTAINMENT, INC.

                                             By:    [SIGNATURE ILLEGIBLE]
                                                ----------------------------

                                             Title:  President
                                                   -------------------------

                                             WZZM ARGYLE TELEVISION, INC.

                                             By:    [SIGNATURE ILLEGIBLE]
                                                ----------------------------

                                             Title:  Vice President
                                                   -------------------------

                                             GRAND RAPIDS ARGYLE TELEVISION,
                                               INC.

                                             By:    [SIGNATURE ILLEGIBLE]
                                                ----------------------------

                                             Title:  Vice President
                                                   -------------------------

                                             WGRZ ARGYLE TELEVISION, INC.

                                             By:    [SIGNATURE ILLEGIBLE]
                                                ----------------------------

                                             Title:  Vice President
                                                   -------------------------

                                             BUFFALO ARGYLE TELEVISION, INC.

                                             By:    [SIGNATURE ILLEGIBLE]
                                                ----------------------------

                                             Title:  Vice President
                                                   -------------------------

                              PERFORMANCE GUARANTY

  For valuable consideration the undersigned Gannett Co., Inc., a Delaware corporation, hereby unconditionally guarantees the performance of the obligations of the "Gannett Parties" to the "Argyle Parties" under the foregoing Asset Exchange Agreement.


                                             GANNETT CO., INC.


                                             By: [SIGNATURE ILLEGIBLE]
                                                ----------------------------
                                             Title:    Vice Chairman
                                                    ------------------------


                              PERFORMANCE GUARANTY

  For valuable consideration the undersigned Argyle Television, Inc., a Delaware corporation, hereby unconditionally guarantees the performance of the obligations of the "Argyle Parties" to the "Gannett Parties" under the foregoing Asset Exchange Agreement.


                                             ARGYLE TELEVISION, INC.


                                             By: [SIGNATURE ILLEGIBLE]
                                                ----------------------------
                                             Title:   Vice President
                                                    ------------------------